Exhibit 99.2

EAGLE US 2 LLC

EMPLOYEE SAVINGS PLAN
FOR CERTAIN
COLLECTIVE BARGAINING EMPLOYEES

Execution Edition

TABLE OF CONTENTS

		Page

PREAMBLE		1
DEFINITIONS		2
SECTION 1	PARTICIPATION	14
SECTION 2	EMPLOYEE SAVINGS AND/OR ELECTIVE DEFERRALS	17
SECTION 3	COMPANY CONTRIBUTIONS	21
SECTION 4	INVESTMENT OF EMPLOYEE SAVINGS, ELECTIVE DEFERRALS, CATCH-UP CONTRIBUTIONS AND ROLLOVERS	23
SECTION 5	[RESERVED]	27
SECTION 6	FORMATION OF TWENTY-FOUR MONTH HOLD CLASS AND ACCUMULATED MATURE MONTHS CLASS	28
SECTION 7	VESTING	29
SECTION 8	LOANS TO PARTICIPANTS	30
SECTION 9	WITHDRAWALS DURING EMPLOYMENT	34
SECTION 10	DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT AND OTHER SPECIFIC EVENTS	37
SECTION 11	PAYMENT OF DISTRIBUTIONS	45
SECTION 12	INVESTMENT FUNDS AND RIGHTS OF PARTICIPANTS	46
SECTION 13	DESIGNATION OF BENEFICIARIES IN THE EVENT OF DEATH	52
SECTION 14	THE TRUST FUND AND THE TRUSTEE	53
SECTION 15	ADMINISTRATION	55
SECTION 16	AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION	64
SECTION 17	GENERAL PROVISIONS	70
SECTION 18	LIMITATIONS ON CONTRIBUTIONS AND BENEFITS	78
SECTION 19	TOP-HEAVY PROVISIONS	86
SECTION 20	ESOP COMPONENT	90
APPENDIX I	SPECIAL PROVISIONS REGARDING DEFINED CONTRIBUTION RETIREMENT PROGRAM FOR CERTAIN EMPLOYEES OF EAGLE COVERED BY A COLLECTIVE BARGAINING AGREEMENT - NATRIUM	I-1
APPENDIX II	SPECIAL PROVISIONS REGARDING DEFINED CONTRIBUTION RETIREMENT PROGRAM FOR CERTAIN EMPLOYEES OF EAGLE COVERED BY A COLLECTIVE BARGAINING AGREEMENT — LAKE CHARLES	II-1

PREAMBLE

The Eagle US 2 LLC Employee Savings Plan for Collective Bargaining Employees is established to encourage Eligible Employees to save a part of their compensation systematically, and also to implement certain provisions of the Employee Matters Agreement (“EMA”) dated as of July 18, 2012 by and among PPG Industries, Inc., Eagle Spinco Inc. and Georgia Gulf Corporation.  The Plan is effective as of the “Closing Date,” as that term is defined in the EMA.

This Plan, and the Trust which forms a part of the Plan, are intended to be and to remain qualified and exempt from taxation under Sections 401 and 501 of the Internal Revenue Code of 1986, and shall be interpreted and administered in such manner as shall be necessary to carry out this intention.  The Plan consists of two components, one of which is designed to qualify as a profit sharing plan that includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k), and the other of which is designed to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7).  The Profit Sharing Component is intended to qualify as a profit sharing plan for purposes of Code sections 401(a), 402, 412, and 417.  As set forth in Section 20 of the Plan, the ESOP Component of the Plan is designed to invest primarily in “qualifying employer securities,” as defined in Code Sections 4975(e)(8) and 409(l) and ERISA Section 407(d)(5).

Any amendment of the Plan shall apply only to a Participant who is credited with an Hour of Service on or after the effective date of the amendment, except as otherwise provided in the amendment.  The rights and benefits of a Participant who is not credited with an Hour of Service on or after the effective date of the amendment shall be determined in accordance with the terms of the Plan in effect on the date of the Participant’s termination of employment with the Employer.

DEFINITIONS

As used in the Plan, unless a different meaning is provided or clearly required by the context, the following words and phrases shall have the meaning as set forth below:

ACCOUNT means the undivided interest of a Participant attributable to any Participant Savings, Participant Elective Deferrals, Company Contributions, Catch-Up Contributions, and any contributions under Appendix I or Appendix II, in each case increased by any Gain or reduced by any Loss thereon.  Participants’ Accounts are valued on a daily basis.

ACCUMULATED MATURE MONTHS CLASS means a separately identified period formed pursuant to Section 6.2 for:

(a)                                 Savings, Elective Deferrals, Company Contributions and Catch-Up Contributions, with respect to each month; and

(b)                                 The Gain or Loss of such Savings, Elective Deferrals, Company Contributions and Catch-Up Contributions.

ADMINISTRATOR means the Director of Compensation and Benefits of Georgia Gulf Corporation or his or her successor.

AFFILIATE means any business entity (including without limitation a partnership, a trust, a limited liability company or a limited liability partnership), other than a Subsidiary Corporation, in which Georgia Gulf Corporation has an equity interest.

ALTERNATE PAYEE means any Spouse, former Spouse, child or dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

APPLICABLE INDIVIDUAL means, for purposes of Section 4.3, any Participant, any Alternate Payee under a qualified domestic relations order who has an Account under the Plan and a Beneficiary of a deceased Participant.

BENEFICIARY means the person(s) to whom a deceased Participant’s total vested Account is payable as provided in Section 13.  For purposes of this definition, the word “person” is any natural person(s), a trust, a Participant’s estate, an organization described in Code Section 501(c)(3) or other charitable organization or not-for-profit institution.

BOARD means the Board of Managers of Eagle.

CASUAL EMPLOYEE means an employee classified by the Employer as a “casual employee.”  A Casual Employee is not eligible to participate in the Plan notwithstanding any reclassification of such employment status by a governmental authority or as a result of any legal proceeding unless necessary to maintain the qualified status of the Plan.

CATCH-UP CONTRIBUTIONS means the contributions that are made by a Participant pursuant to Sections 2.6 and 2.8 of the Plan.

CODE means the Internal Revenue Code of 1986, and amendments thereto.

COLLECTIVE BARGAINING AGREEMENT means the current labor contract between the Employer and the collective bargaining agent representing employees in an Eligible Bargaining Unit.

COLLECTIVE INVESTMENT FUND means a common or commingled trust fund available only to pension trusts and profit-sharing trusts that meet the requirements of Code Section 401(a) and related sections of the Code or corresponding provisions of the specific income tax laws of the United States.

COMMON STOCK means shares of or interests in any or all of the following:

(a)                                 Common stocks; and

(b)                                 Securities convertible into common stock; and

(c)                                  Mutual Funds; and

(d)                                 Collective Investment Funds that invest primarily in common stocks.

COMMUTER BENEFIT means any amount that is contributed or deferred by the Employer at the election of an Eligible Employee and that is not includible in gross income of the Eligible Employee by reason of Code Section 132(f)(4).

COMPANY means Eagle US 2 LLC, a Delaware limited liability company.  The Company is sometimes referred to in this Plan as “Eagle.”

COMPANY CONTRIBUTIONS means Matching Contributions.

COMPANY STOCK means shares of common stock of Georgia Gulf Corporation or of another corporation that is a member of the “controlled group of corporations” (as defined in Code Section 409(1)(4)) that includes Georgia Gulf Corporation), provided that such common stock is readily tradable on an established securities market.

COMPANY STOCK FUND means an Investment Fund (the Non-ESOP Company Stock Fund and the ESOP Company Stock Fund) that is invested in Company Stock, as provided for in Section 12.2.

CONFIRMED ELECTION has the meaning assigned to that term in Section 4.2(b).

CONTROLLED GROUP means a group of related business entities that is treated as a single employer under Code Sections 414(b), (c), (m) or (o), which includes the Employer.

CURRENT MARKET VALUE means:

(a)                                 With respect to Mutual Funds or Collective Investment Funds, the net asset value, as determined by the Trustee, on a specified business date; plus

(b)                                 The bid prices generally accepted as official on a specified business date or, if no bid prices are quoted on such date, the closing prices generally accepted as official on such date, as determined by the Fund Manager Trustee, of all income investments in such Fund; plus

(c)                                  Any uninvested cash and cash equivalents (including commercial paper) held by the Fund Manager Trustee in such Fund.

DAILY VALUATION means the update of Participants’ Accounts each business day based on market activity as of the close of the previous New York Stock Exchange business day, the requested transactions confirmed the previous business day and any payroll transactions posted to a Participant’s Account, including Savings, Elective Deferrals, Company Contributions, Catch-Up Contributions, Roth Elective Deferrals and loan payments.

DEFERRED COMPENSATION PLAN means the Eagle US 2 LLC Deferred Compensation Plan (for post-2004 deferrals) and the Eagle US 2 LLC Deferred Compensation Plan (for pre-2005 deferrals), as amended from time to time.

DIRECT ROLLOVER means, for purposes of Section 11.5, a payment by the Plan to the Eligible Retirement Plan or the Eligible Retirement Plan’s trustee specified by the Distributee.  A Distributee may designate only one Eligible Retirement Plan per distribution to receive a Direct Rollover.

DISQUALIFIED PERSON means a “disqualified person,” as defined in Code Section 4975(e)(2).

DISTRIBUTEE means, for purposes of Section 11.5, an employee or former employee, the employee’s or former employee’s Surviving Spouse, the employee’s or former employee’s Spouse or former Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), and an individual who is a designated beneficiary of the Participant (as defined in Code Section 401(a)(9)(E)) and who is not the Surviving Spouse of the Participant.

DIVIDENDS mean cash distributions properly authorized to be paid with respect to Georgia Gulf Corporation Stock or the Funds described in Section 12.

EAGLE means Eagle US 2 LLC.

EARNINGS means any or all of the following:

(a)                                 Dividends and interest accrued and net gain realized by the Fund or the Trustee on Georgia Gulf Corporation Stock.

(b)                                 Dividends, interest, capital gains and other income accrued and net gain realized by the Trustee on investments in the Funds other than the Georgia Gulf Corporation Stock Fund.

EFFECTIVE DATE means the “Closing Date,” as that term is defined in the Employee Matters Agreement dated as of July 18, 2012 by and among PPG Industries, Inc., Eagle Spinco Inc. and Georgia Gulf Corporation.

ELECTIVE DEFERRALS means contributions made to the Plan by the Employer at the election of the Participant pursuant to Section 2.1 in lieu of cash compensation.  Elective Deferrals with respect to any pay period shall be withheld from a Participant’s Eligible Earnings.

ELIGIBLE BARGAINING UNIT means the bargaining unit covered by the Collective Bargaining Agreement between Eagle, and a collective bargaining agent representing employees designated by the Director as eligible to participate in the Plan.

ELIGIBLE EARNINGS means:

(a)                                 Except as provided in paragraph (b) below, a Participant’s Eligible Monthly Salary or Eligible Monthly Wage, whichever is applicable, plus Eligible Lump Sum Payments as approved by the Employee Benefits Administrative Committee (“EBC”) provided for in Section 15.5.

(b)                                 In no event shall a Participant’s Eligible Earnings in excess of $250,000 divided by 12 for any Plan Year be considered, except that such dollar limit for any Plan Year shall be automatically adjusted to the then-applicable limit under Code Section 401(a)(17) divided by 12; the applicable limit for a Plan Year shall be the limit in effect on the January 1 coincident with the first day of the Plan Year unless otherwise provided in Code Section 401(a)(17) and the regulations thereunder.

ELIGIBLE EMPLOYEE means any person who meets the eligibility conditions set forth in Section 1 and (a) who is employed by the Employer, or who is employed by a Subsidiary Corporation that the EBC has designated as eligible to participate, and (b) who is in a unit of employees covered by a collective bargaining agreement with a labor union where the collective bargaining agreement specifically provides for participation in the Plan (i.e., Eligible Bargaining Unit, as defined above).  Notwithstanding the foregoing, Eligible Employee does not include an individual who:

(a)                                 Is a Casual Employee, a co-operative education student, a contract worker, any person classified as an independent contractor pursuant to an agreement between the Employer and the person regardless of the classification placed on such person by the Internal Revenue Service or other governmental agency or by a court of competent jurisdiction, a consultant or other individual deemed ineligible under Section 15.2; or

(a)                                 Is an individual who is hired on or after the Effective Date and who becomes, on the date of hire, a member of the Utility Crew at the Lake Charles, Louisiana plant.

ELIGIBLE HOURLY WAGE means, with respect to any Plan Year, the straight-time hourly base rate determined in accordance with either paragraph (a), (b) or (c) below.

(a)                                 The straight-time hourly base rate applicable to an Eligible Employee as of the first day of the first pay period for each month; or

(b)                                 The straight-time hourly base rate applicable to an Eligible Employee as of the December 1 immediately preceding the current Plan Year; or

(c)                                  The straight-time hourly base rate applicable to an Eligible Employee as of the current pay period.

The term shall not include commissions, incentive compensation, earnings growth awards, bonuses, overtime or extended workweek premiums, cost-of-living allowances, foreign service allowances, shift or other premiums, deferred compensation (other than Elective Deferrals), security benefit account contributions, payments under consulting or advisory agreements or any other special payments, fees or allowances.

ELIGIBLE MONTHLY SALARY means for Participants who are paid a salary and who are members of an Eligible Bargaining Unit, with respect to any Plan Year, the base monthly salary paid to an Eligible Employee, including Elective Deferrals, Catch-Up Contributions, Commuter Benefits and payments under Code Section 125, if applicable, but excluding commissions, incentive compensation, bonuses, overtime, extended workweek premiums, cost-of-living allowances, shift premiums, other premiums, deferred compensation, payments under consulting agreements, payments under advisory agreements and any other special payments, fees or allowances, determined in accordance with either paragraph (a) or (b) below.

(a)                                 The base monthly salary, as defined above, effective as of the first day of each month; or

(a)                                 The base monthly salary, as defined above, effective as of the December 1 immediately preceding the current Plan Year.

ELIGIBLE MONTHLY WAGE means a Participant’s Eligible Hourly Wage multiplied by 173.3.

ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, and a Roth individual retirement account or annuity under Code Section 408A that accepts the Distributee’s Eligible Rollover Distribution.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).  Eligible Retirement Plan also shall mean, with respect to an individual who is a designated beneficiary of the Participant (as defined in Code Section 401(a)(9)(E)) and who is not the Surviving Spouse of the Participant, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) or a Roth individual retirement account or annuity under Code Section 408A.

ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any taxable portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary or for a specified period of ten years or more, (b) any distribution to the extent such distribution is required under Code Section 401(a)(9), (c) any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv) and (d) any amount that is distributed on account of a hardship.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Savings contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), a qualified defined contribution plan, effective January 1, 2007, a qualified defined benefit plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

EMPLOYEE BENEFIT ACCOUNT means a personal flexible spending account funded by employee contributions that can be used to reimburse eligible health care or dependent care expenses.

EMPLOYER means Eagle US 2 LLC and any Subsidiary Corporation and any Affiliate designated by the EBC as eligible to participate in the Plan, and which, by proper authorization of the board of directors or other governing body of such Subsidiary Corporation or Affiliate, elects to participate in the Plan.

EMPLOYER SECURITIES means stock described in Code Section 4975(e)(8) or in Treasury Regulation Section 54.4975-12.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ESOP COMPANY STOCK FUND shall mean the Investment Fund under the ESOP Component of the Plan that is described in Sections 12 and 20.1.

ESOP COMPONENT shall mean the component of the Plan that is designed to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7), which is described in Section 20 of the Plan.

ESOP DIVIDENDS shall mean dividends paid on Company Stock under the ESOP Component of the Plan.

ESOP DIVIDEND ACCOUNT shall mean the Account of a Participant that is credited with ESOP Dividends.

FUND or FUNDS means one or more of the investment funds designated pursuant to Section 12.2.

GAIN or LOSS means:

(a)                                 When the Current Market Value of a Participant’s interest in any Fund provided for hereunder exceeds the total Savings, Elective Deferrals, Catch-Up Contributions and Company Contributions credited to that Fund on behalf of such Participant on a specified date, the difference is Gain.

(b)                                 When the total Savings, Elective Deferrals, Catch-Up Contributions and Company Contributions credited to any Fund on behalf of a Participant exceeds the Current Market Value of such Participant’s interest in that Fund on a specified date, the difference is Loss.

GGC means Georgia Gulf Corporation, a Delaware corporation.

GROSS WAGES means taxable compensation for a Plan Year reportable by the Employer on the Participant’s IRS Form W-2, excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits and including salary reduction contributions made by the Participant to an Employer- or Company-sponsored cafeteria plan, qualified transportation fringe, simplified employee pension, 401(k) or 403(b) plan.  Gross Wages for the first year of eligible Plan participation will be measured only for that portion of the Participant’s initial Plan Year that the Participant is eligible.

HARDSHIP means an immediate and heavy financial need of a Participant as a result of expenses related to:

(a)                                 Costs directly related to the purchase of the Participant’s principal residence, excluding mortgage payments; or

(b)                                 Payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children, dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B)), or Beneficiary; or

(c)                                  Expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether such expenses exceed 7.5% of adjusted gross income); or

(d)                                 Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(e)                                  Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, child, dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) or Beneficiary; or

(f)                                   Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

HIGHLY COMPENSATED EMPLOYEE shall have the meaning assigned to this term in Section 18.2(j).

HOUR OF SERVICE means:

(a)                                 Each hour for which a Participant is directly or indirectly compensated or entitled to compensation by the Employer or any entity required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) for the performance of duties during the Plan Year (these hours will be credited to the Participant for the Plan Year in which the duties are performed); or

(b)                                 Each hour for which a Participant is directly or indirectly compensated or entitled to compensation by the Employer or any entity required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) (irrespective of whether the employment relationship has terminated) for reasons other than the performance of duties (such as vacation, holidays, sickness, incapacity (including disability), jury duty, lay-off, military duty or leave of absence) during the Plan Year (these hours will be calculated and credited pursuant to Department of Labor Regulation Section 2530.200b-2, which is incorporated herein by reference); or

(c)                                  Each hour for which back pay is awarded or agreed to by the Employer or any entity required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) without regard to mitigation of damages (these hours will be credited to the Participant for the Plan Year or Plan Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made).

The same Hours of Service shall not be credited both under paragraph (a) or (b), as the case may be, and under paragraph (c).

Notwithstanding paragraph (b) above, (1) no more than 501 Hours of Service are required to be credited to a Participant on account of any single continuous period during which the Participant performs no duties (whether or not such period occurs in a single computation period); (2) an hour for which a Participant is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Participant if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; and (3) Hours of Service are not required to be credited for a payment that solely reimburses a Participant for medical or medically related expenses incurred by the Participant.  Furthermore, for purposes of paragraph (b) above, a payment shall be deemed to be made by or due from the Employer or any entity required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) regardless of whether such payment is made by or due from the Employer or any entity required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o)

directly or indirectly through, among others, a trust fund or insurer to which the Employer or any entity required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Participants or are on behalf of Participants in the aggregate.

Hours of Service will be credited for employment with all entities required to be affiliated with the Employer under Code Section 414(b), (c), (m) or (o) and for any individual considered to be a Leased Employee pursuant to Code Section 414(n) or 414(o) and the regulations thereunder.  Furthermore, the provisions of Department of Labor Regulation Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

INVESTMENT COMMITTEE means the Employee Benefits Investment Committee under Section 15.1, which has certain responsibilities with respect to the control and management of the investments of the Plan.

INVESTMENT FUND shall mean the Non-ESOP Company Stock Fund, the ESOP Company Stock Fund, the Loan Fund (all described in Section 12.2 of the Plan) and such other funds as are established within the Trust Fund from time to time at the direction of the Investment Committee in accordance with Section 12.2 for the investment of the assets held under the Trust Fund.  The ESOP Company Stock Fund shall constitute the ESOP Component of the Plan.  All other Investment Funds under the Plan shall constitute the Profit Sharing Component of the Plan.

INVESTMENT OPTION means, for purposes of Section 4.3, not less than three investment options, other than Company Stock, to which an Applicable Individual may direct the proceeds from the divestment of Company Stock pursuant to Section 4.3 that, together, constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation Section 2550.404(c).

MATCHING CONTRIBUTIONS means any Matching Contributions made to the Plan by the Employer for the Plan Year in accordance with Section 3.1 on behalf of Participants and by reason of such Participants’ Savings, Elective Deferrals and/or Roth Elective Deferrals.

MUTUAL FUND means shares of or interests in an investment company as defined in the Investment Company Act of 1940, as amended from time to time.

NONCOVERED COMPANY means any corporation, partnership, proprietorship or other employing entity that is not within the definition of the Employer as defined herein but that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a)) with any Employer hereunder or that is a trade or business that is under common control (within the meaning of Code Section 414(c)) with any such Employer.

NON-ESOP COMPANY STOCK FUND shall mean the Investment Fund under the Profit Sharing Component of the Plan that is described in Section 12.2(c)(1)(B) of the Plan.

NORMAL RETIREMENT AGE means age 65.

PARTICIPANT means an Eligible Employee who has elected to enroll in the Plan in accordance with the provisions of Section 1 or who has an Account attributable to contributions under Appendix I or Appendix II.  Such an employee shall continue as a Participant as long as he or she has any financial interest in the Plan.

PLAN means the Eagle US 2 LLC Employee Savings Plan for Certain Collective Bargaining Employees.

PLAN YEAR means the calendar year.

PROFIT SHARING COMPONENT means the component of the Plan that (a) is not part of the ESOP Component of the Plan and (b) is designed to qualify as a profit-sharing plan under Code Section 401(a) that includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k).

RECORD DATE means the record date for purposes of dividends paid on Company Stock.

RETIREMENT, for purposes of the Plan other than Appendix I and Appendix II, means:

(a)                                 Termination of Employment upon or after meeting the eligibility requirements for a pension (other than a deferred vested pension) under the provisions of a retirement plan of the Employer; or

(b)                                 Termination of Employment upon or after attaining age 65 regardless of eligibility for a pension.

ROLLOVERS means an Eligible Rollover Distribution, as defined in this Section.

ROTH CATCH-UP CONTRIBUTION means a Catch-Up Contribution that is designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Catch-Up Contribution that is being made in lieu of all or a portion of the pre-tax Catch-Up Contributions the Participant is otherwise eligible to make under the Plan, and is treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

ROTH ELECTIVE DEFERRAL means an elective deferral that is:

(a)                                 Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the before-tax Elective Deferrals the Participant is otherwise eligible to make under the Plan; and

(b)                                 Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

SAVINGS means contributions to the Plan made by a Participant pursuant to Section 2.2.  Savings with respect to any month shall be deducted from a Participant’s Eligible Earnings.

SPOUSE means, with respect to a Participant, a person of the opposite sex of the Participant who is a husband or wife of the Participant.

SUBSIDIARY CORPORATION means any corporation in which more than 50% of the voting stock is owned, directly or indirectly, by Georgia Gulf Corporation.  “Voting stock” means stock that entitles the holders thereof to vote for the election of directors.

SURVIVING SPOUSE means the surviving Spouse of a deceased Participant.  To the extent required by a qualified domestic relations order, an alternate payee under such order shall be treated as the Surviving Spouse of a deceased Participant.

TERMINATION OF EMPLOYMENT means:

(a)                                 The date a Participant ceases to be an employee of the Employer by reason of such Participant’s:

(1)                                 Retirement; or

(2)                                 Quit; or

(3)                                 Discharge; or

(4)                                 Termination for reasons other than quit or discharge; or

(5)                                 Death.

(b)                                 For purposes of the Plan:

(1)                                 In the case of a Participant who is laid off, Termination of Employment means the day of the month in which the first anniversary of his layoff date occurs, unless the Employer rehires him.

(2)                                 In the case of a Participant who is Totally and Permanently Disabled, Termination of Employment means the day of the month in which the Participant is determined to be Totally and Permanently Disabled.

(3)                                 In the case of a Participant who is granted an unpaid leave of absence, other than a leave of absence to hold a union office, the day of the month in which the first anniversary of the date his leave of absence commenced unless he is reemployed by the Employer.

(4)                                 In the case of a Participant who is laid off permanently due to a plant shutdown, Termination of Employment means the earlier of the date elected by the Participant or the day of the month in which the first anniversary of his layoff date occurs unless he is reemployed by the Employer.

TOTAL DISTRIBUTION means a distribution to a Participant or a Participant’s Beneficiary within one taxable year of such recipient of the entire balance to the credit of the Participant.

TOTALLY AND PERMANENTLY DISABLED means disability by bodily injury, disease or mental impairment that, based upon medical evidence satisfactory to the Administrator, prevents a Participant from engaging in any regular occupation or employment for profit.  Only a Participant who receives benefit payments under any employer-sponsored long-term disability programs or disability pension from the Employer shall be considered to be “Totally and Permanently Disabled.”

TRUST FUND means the assets of the Trust held by the Trustee pursuant to the provisions of the Trust Agreement and the Plan.

TRUSTEE means the corporation or association designated pursuant to the provisions of Section 14 to serve as Trustee under the Plan.

TWENTY-FOUR MONTH HOLD CLASS means a separately identified, rolling 24-month period formed pursuant to Section 6 for:

(a)                                 Savings, Elective Deferrals and Catch-Up Contributions; and

(b)                                 The Gain or Loss of such Savings, Elective Deferrals and Catch-Up Contributions.

VALUATION DATE means each day of the Plan Year as of which Plan assets held in the Trust and the Account balances of Participants shall be valued by the Trustee.  The Valuation Dates of the Plan shall be each day on which the United States financial markets are open for business.

SECTION 1

PARTICIPATION

1.1                               ELIGIBLE EMPLOYEE

(a)                                 Each person who is an Eligible Employee on the Effective Date and who is an active participant in the PPG Industries Employee Savings Plan (“PPG Plan”) on that date (i.e., an Eligible Employee who has been making “Elective Deferrals” and/or “Savings” contributions, as defined in the PPG Plan, immediately prior to the Effective Date) shall automatically become a Participant in this Plan on the Effective Date.  An Eligible Employee who is an Eligible Employee on the Effective Date but who is not an active participant in the PPG Plan on that date and each person who becomes an Eligible Employee on or after the Effective Date may elect to become a Participant as of the first of any month that is coincident with or following his original hire date in accordance with the procedures established by the Employee Benefits Committee (“EBC”).

(b)                                 Subject to paragraph (a) above and Sections 1.2 and 1.3, an Eligible Employee may elect to become a Participant by contacting the EBC or the EBC’s delegate and enrolling in the Plan (i.e., authorizing payroll deductions from and/or electing to defer receipt of part of his Eligible Earnings) and electing an investment option in accordance with the procedures established by the EBC.

In the event an Eligible Employee fails to elect an investment option, the Eligible Employee’s Eligible Earnings that are deferred shall be invested in a default investment fund chosen by the Investment Committee.

(c)                                  Notwithstanding any other provision of this Section 1, an Eligible Employee who is a member of an Eligible Bargaining Unit may not elect to become a Participant prior to the date designated in the Collective Bargaining Agreement as the date the bargaining unit becomes an Eligible Bargaining Unit.

(d)                                 Notwithstanding the foregoing, a Participant may become an Eligible Employee pursuant to the provisions of Section 2.1(b).

1.2                               SUSPENSIONS IN PARTICIPATION

(a)                                 A Participant who is laid off will be deemed to have suspended his participation in the Plan while he is on layoff.  For purposes of the Plan, a Participant who continues on layoff for 12 months and notifies the Employer of his continued layoff status will be considered to have a Termination of Employment at the end of the 12-month period.

(b)                                 A Participant who is granted an unpaid leave of absence will be deemed to have suspended his participation in the Plan until he resumes employment or has a Termination of Employment.  Notwithstanding any provision of this Plan, a

Participant shall not be suspended with respect to qualified military service provided in accordance with Code Section 414(u).  See also Section 7.2.

(c)                                  A Participant who receives accident and sickness benefits under a plan of the Employer or workers’ compensation benefits will be deemed to have suspended his participation in the Plan until he resumes employment or has a Termination of Employment.

(d)                                 A Participant who commences 50% salary continuance under a plan or program of the Employer may, at his option, suspend his participation in the Plan until such time as he resumes employment or has a Termination of Employment.

(e)                                  A Participant who suspends participation in accordance with the above paragraphs and who resumes active employment may elect to re-enter and participate in the Plan at any time after he resumes employment by contacting the EBC or its delegate in accordance with the procedures established by the EBC.

(f)                                   A Participant may elect at any time to voluntarily suspend his participation in the Plan effective the first of any month by contacting the EBC or its delegate in accordance with the procedures established by the EBC.

(g)                                  An active Participant will be suspended for the following reasons:

(1)                                 The Participant withdraws after-tax contributions that have not been in the Plan for 24 months.  The Participant shall be suspended for a period of at least six months, in accordance with the procedures established by the EBC.  During the period of suspension, subsequent withdrawals of funds that have not been in the Plan for 24 months will initiate another suspension period of six months, beginning with the month following the effective date of the latest withdrawal.

(2)                                 The Participant takes a hardship withdrawal.  The suspension will be for a period of at least six months following the Participant’s receipt of the hardship withdrawal in accordance with the procedures established by the EBC.

(3)                                 A Participant who suspends participation in accordance with Section 1.2(g)(1) or (2) may elect to re-enter and participate in the Plan at any time after the suspension period is satisfied by contacting the EBC or its delegate in accordance with the procedures established by the EBC.  Upon expiration of the six-month period described in Section 1.2(g)(1) or (2), the Savings, Elective Deferrals and/or Catch-Up Contributions of a Participant will automatically be reinstated unless such Participant elects otherwise in accordance with the procedures established by the EBC.

1.3                               DETERMINATION OF ELIGIBILITY

The EBC shall determine the eligibility of each employee for participation in the Plan.  Such determination shall be made in accordance with the provisions of the Plan, in a uniform and nondiscriminatory manner, and shall be conclusive and binding upon all persons.

1.4                               REHIRE

A Participant whose employment terminates and who is subsequently rehired and becomes an Eligible Employee will be eligible to participate immediately upon such reemployment.  The Participant must contact the EBC or its delegate to re-enroll in the Plan in accordance with the procedures established by the EBC.

1.5                               TRANSFERS

(a)                                 In the event a Participant ceases to be an Eligible Employee because he is transferred to a Noncovered Company, a Subsidiary Corporation, an Affiliate or a unit of employees of the Employer not designated as eligible to participate in the Plan, his Savings, Elective Deferrals, Catch-Up Contributions and Company Contributions shall thereupon cease, but in all other respects the provisions of the Plan shall continue to apply to him as if he were an Eligible Employee except that he shall not be eligible to apply for a loan from his Account unless he is a “party-in-interest,” within the meaning of ERISA Section 3(14), with respect to the Plan.  When such Participant is no longer employed by the Employer, Noncovered Company, Subsidiary or Affiliate, his eligibility for and the amount of the benefits to which he is entitled under the Plan shall be determined in accordance with the provisions of the Plan.

(b)                                 In the event an employee of an Employer is transferred and becomes an Eligible Employee, he shall be subject to the same terms and provisions of the Plan as other Eligible Employees.

1.6                               LEASED EMPLOYEES

Leased Employees, within the meaning of Code Section 414(n)(2) and as defined in Section 18.2(n) of this Plan, shall be considered as Eligible Employees for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the requirements of Code Section 414(n)(3), but not for any other purpose.

SECTION 2

EMPLOYEE SAVINGS AND/OR ELECTIVE DEFERRALS

2.1                               PARTICIPANT ELECTIVE DEFERRALS

(a)                                 Subject to Section 2.6, if and to the extent an Eligible Employee elects to pay into the Plan not more than 50% of his Eligible Earnings, he may elect, to such extent, but only in a whole percent, to defer the receipt of his Eligible Earnings and to have such amount paid into the Plan.

In no event will the combination of Elective Deferrals and Savings be more than 50% of Eligible Earnings.

(b)                                 If a Participant who is first credited with an Hour of Service after the Effective Date and who was not an employee of PPG Industries, Inc. on the day preceding the Effective Date does not file an Elective Deferral or Savings election or file an election not to defer or save any amount from his Eligible Earnings prior to his Default Election Date (as defined below), he will be deemed to have elected to defer 4% of his Eligible Earnings, effective as soon as administratively practicable thereafter.  The foregoing percentage will be increased in increments of 2% on each anniversary of the Participant’s Default Election Date, up to a maximum of 10% of his Eligible Earnings.  A Participant’s Default Election Date is the date that is 30 days following the date on which such Participant receives notice from the Administrator of his rights under this Section 2.1.  A Participant may change his deemed election in accordance with Section 2.3.

2.2                               PARTICIPANT SAVINGS

Subject to Section 2.6, an Eligible Employee may elect to pay into the Plan, through payroll deductions authorized by him, not more than 50%, but only in a whole percent, of his Eligible Earnings.

In no event will the combination of Elective Deferrals and Savings be more than 50% of Eligible Earnings.

2.3                               CHANGE IN PERCENTAGE AND DISCONTINUANCE OF SAVINGS AND/OR ELECTIVE DEFERRALS

Subject to Sections 1.2, 2.1 and 2.2, a Participant may elect to change the percentage of his Savings and/or Elective Deferrals effective as of the first day of any month by contacting the EBC or its his delegate in accordance with the procedures established by the EBC.  For purposes of this Section 2.3, a change to the percentage of a Participant’s Savings and/or Elective Deferrals occurs when a Participant elects to increase or decrease the percentage of his Savings and/or Elective Deferrals.

2.4                               MISCELLANEOUS

Savings, Elective Deferrals, Catch-Up Contributions and/or loan repayments shall be paid to the Fund Manager Trustee as soon as administratively practicable in accordance with the procedures established by the EBC.  Company Contributions shall be paid to the Fund Manager Trustee no later than the due date of the Corporation’s federal income tax return (Form 1120), including extensions.  All contributions described in this Section 2.4 shall vest immediately and shall be nonforfeitable.

2.5                               LIMITATIONS ON SAVINGS, ELECTIVE DEFERRALS AND CATCH-UP CONTRIBUTIONS

The EBC may adopt rules that limit the Savings, Elective Deferrals or Catch-Up Contributions that may be contributed either by all Participants or by Highly Compensated Employees in order to ensure compliance with Code Sections 401(a)(4), 401(k), 401(m), 410(b), 415 and 401(a)(17).  Such rules may be adopted to provide for administrative convenience in monitoring such compliance and shall be applied in a uniform and nondiscriminatory manner.

2.6                               CATCH-UP CONTRIBUTIONS

Notwithstanding any provisions of the Plan to the contrary, all Participants who will attain at least the age of 50 years on or before the last day of a Plan Year shall be permitted to make Catch-Up Contributions for such Plan Year in accordance with, and subject to the limitations of, Code Section 414(v) and subject to uniform procedures established by the EBC.  Catch-Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  Catch-Up Contributions will not be considered for any purposes as Elective Deferrals and, therefore, will not be considered for purposes of determining the Matching Contributions.  In addition, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of Catch-Up Contributions.

The EBC may require a separate election of Catch-Up Contributions as a dollar amount and may impose such other restrictions as it determines from time to time.

2.7                               ROTH ELECTIVE DEFERRALS

(a)                                 General Application

(1)                                 The Plan will accept Roth Elective Deferrals made on behalf of Participants.  A Participant’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in Section 2.7(b).

(2)                                 Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Elective Deferrals for all purposes under the Plan.

(b)                                 Separate Accounting

(1)                                 Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant.

(2)                                 The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account.

(3)                                 Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan.

(4)                                 No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

(c)                                  Direct Rollovers

(1)                                 Notwithstanding Section 11.5, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(2)                                 Notwithstanding Section 4.4, the Plan will accept a rollover contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(3)                                 Eligible rollover distributions from a Participant’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $5,000 for purposes of mandatory distributions from the Plan.

(d)                                 Correction of Excess Contributions

(1)                                 In the case of a distribution of Excess Contributions (as defined in Section 18.2), a Highly Compensated Employee may designate the extent to which the excess amount is composed of before-tax Elective Deferrals and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year.

(2)                                 If the Highly Compensated Employee does not designate which type of Elective Deferrals are to be distributed, the Plan will distribute before-tax Elective Deferrals first.

2.8                               ROTH CATCH-UP CONTRIBUTIONS

Roth Catch-Up Contributions will be permitted in accordance with the provisions of Section 2.6.  Unless specifically stated otherwise, Roth Catch-Up Contributions will be treated as Catch-Up Contributions for all purposes under the Plan.

SECTION 3

COMPANY CONTRIBUTIONS

3.1                               MATCHING CONTRIBUTIONS

(a)                                 The Employer shall contribute monthly Matching Contributions on behalf of Participants other than those Participants eligible to receive Matching Contributions under Section 3.1(c) and except to the extent otherwise provided in Section 3.1(b).  Participants who are eligible to receive Matching Contributions pursuant to this Section 3.1(a) for a month and who have either Savings or Elective Deferrals or both for such month shall receive Matching Contributions in an amount equal to a discretionary percentage, to be determined by the Employer, of such Savings or Elective Deferrals that are not in excess of a discretionary percentage of such Participant’s Eligible Earnings for such month or a discretionary dollar amount, which such percentage or dollar amount shall be determined by the Employer on a uniform basis with respect to all Participants who are employed by the Employer.

(b)                                 Notwithstanding any language to the contrary, Matching Contributions under Section 3.1(a) shall not apply to Catch-Up Contributions under Section 2.6 or Roth Catch-Up Contributions under Section 2.8.

(c)                                  Matching Contributions for any Participant who is (1) covered by the Collective Bargaining Agreement at the Natrium facility and (2) hired on or after August 18, 2005, shall be 50% of the Matching Contribution otherwise applicable under Section 3.1(a).

(d)                                 Matching Contributions shall be fully vested and nonforfeitable and all Matching Contributions shall be subject to the withdrawal restrictions set forth in Section 9.

3.2                               PAYMENT OF MATCHING CONTRIBUTIONS TO THE PLAN

(a)                                 The payment of Matching Contributions may be made, in the discretion of the Corporation or its designee, in the form of either cash or shares of Company Stock, or some combination of the two.  In the event the rate of the Matching Contributions under Section 3.1(a) for any Plan Year has not been finally determined at the time such Contributions are due and owing under the Plan, the Corporation shall estimate such rate and make the Contributions on the basis of the estimated rate.  If the estimated rate differs from the actual rate as finally determined, an appropriate adjustment will be made in the next Contribution made under the Plan.

If, and to the extent, payment for any payroll period is made in the form of Company Stock, the number of shares to be contributed to Participants’ Accounts for the payroll period shall be determined by dividing the amount computed pursuant to the provisions of Sections 3.1 and 3.2 by the New York Stock

Exchange closing price on the day the funds are deposited into the Participants’ Accounts.

(b)                                 To the extent made in the form of shares of Company Stock, such Company Contributions shall be paid by delivering the shares to the Fund Manager Trustee as soon as practicable but no later than the end of the Plan Year after the determination of the number of shares to be contributed pursuant to the provisions of this paragraph (b).  Such shares may be authorized but unissued shares or shares purchased by Georgia Gulf Corporation and held in its treasury.

(c)                                  To the extent Company Contributions are made in the form of cash, such cash shall be paid directly to the Fund Manager Trustee as soon as practicable after the amount of cash needed is determined.

3.3                               RETURN OF CONTRIBUTIONS

All contributions made to the Trustee shall be irrevocable except as follows:

(a)                                 Mistake of Fact.  If an Employer contribution is made by an Employer under a mistake of fact, the amount of such contribution described in subsection (b) below shall be returned to the Employer within one year after the payment of said contribution.

(b)                                 Amount Returned.  For purposes of subsection (a) above, the amount which may be returned to the Employer is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact.  Earnings attributable to such amount will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned.  Furthermore, if the return of an amount attributable to a mistaken contribution would cause the accrued benefit of any Participant to be reduced to less than it would have been had the mistaken amount not been contributed, then the amount to be returned to the Employer will be limited so as to avoid such reduction.

SECTION 4

INVESTMENT OF EMPLOYEE SAVINGS, ELECTIVE DEFERRALS, CATCH-UP CONTRIBUTIONS AND ROLLOVERS

4.1                               INVESTMENT ELECTIONS

(a)                                 Employee Savings deducted or Elective Deferrals and Catch-Up Contributions withheld from a Participant’s Eligible Earnings shall be invested at the election of the Participant.  Such election must specify the percentage (in whole percentages only) to be invested in each Fund.

(b)                                 Participants shall make a single investment election that will apply to Savings, Elective Deferrals, Catch-Up Contributions, and contributions held in the Natrium DC Program Account under Appendix I or contributions held in the LC DC Program Account under Appendix II, if applicable.

(c)                                  A Participant may change his investment election for amounts not already in the Participant’s Account each payroll period by contacting the EBC or its delegate in accordance with the procedures established by the Administrator.

(d)                                 Matching Contributions made to each Participant’s Account will be invested in accordance with that Participant’s investment election on file.

4.2                               REALLOCATIONS AND TRANSFERS

(a)                                 Notwithstanding the provisions of Section 4.1, a Participant may elect on any business day on which the New York Stock Exchange is open, in accordance with procedures established by the EBC, to reallocate or transfer all or any part of his Savings (increased by any Gain or reduced by any Loss thereon) or Elective Deferrals, Catch-Up Contributions, Matching Contributions, contributions held in the Natrium DC Program Account under Appendix I or contributions held in the LC DC Program Account under Appendix II (increased by any Gain or reduced by any Loss thereon) from one Fund to any other Fund or Funds.  The Participant must elect either the percentage or dollar amount of each Fund that is to be transferred out of such Fund or the percentage of the total reallocated amount to be transferred into each Fund.  The percentage being reallocated shall apply to the entire Fund.

(b)                                 Reallocations or transfers shall be based on the amount of Savings, Elective Deferrals, Catch-Up Contributions, Matching Contributions, contributions held in the Natrium DC Program Account under Appendix I or contributions held in the LC DC Program Account under Appendix II invested in the Fund from which the reallocation or transfer is made on the date the transactions are processed in accordance with rules and procedures established by the Administrator pursuant to Section 15.3.  Reallocations or transfers that require the sale of Company Stock will be based on the Current Market Value of the Company Stock on the date the transactions are processed in accordance with rules and procedures established by the Administrator pursuant to Section 15.3.  Except as hereinafter provided, such rules and procedures shall provide that elections to reallocate or transfer that are received prior to market close (a “Confirmed Election”) will be processed on the date of the election.  In the event that the funds available from all sources (such sources shall include but are not limited to existing cash, new contributions and dedicated lines of credit) are not sufficient to process all Confirmed Elections, then the available funds shall be applied until exhausted to process the Confirmed Elections in the order in which received.  Those Confirmed Elections that cannot be processed as of the market close on the date of election in accordance with the normal “first in, first out” process shall not be processed but shall be treated as Confirmed Elections first received as of the next day on which funds are available to process transfers or reallocations and normal processing on a first in, first out basis can resume.

(c)                                  A Participant may elect to have amounts invested pursuant to this Section 4 transferred from one or more Funds to one or more other Funds in accordance with an automatic quarterly rebalancing procedure established by the Administrator.

4.3                               DIVERSIFICATION OF COMPANY STOCK

(a)                                 To the extent not otherwise provided by the Plan, each Applicable Individual shall be entitled to direct the Plan to divest any Company Stock in which his Elective Deferrals are invested and to reinvest an equivalent amount in other Investment Options.

(b)                                 To the extent not otherwise provided by the Plan, each Applicable Individual who is (1) a Participant, (2) an Alternate Payee who has an Account under the Plan with respect to such a Participant or (3) a Beneficiary of a deceased Participant, shall be entitled to direct the Plan to divest any Company Stock in which his Company Contributions are invested and to reinvest an equivalent amount in other Investment Options.

(c)                                  Notwithstanding any other provision of the Plan, the Plan shall not impose restrictions or conditions with respect to the investment of Company Stock that are not imposed on the investment of other assets of the Plan.  A restriction or condition with respect to the investment of Company Stock is a restriction on an individual’s right to divest an investment in Company Stock that is not imposed on an investment that is not Company Stock or a benefit that is conditioned on investment in Company Stock.  This Section 4.3(c) shall not apply to any restriction or condition that is either required to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws.  Notwithstanding the foregoing, the Plan may (1) limit the extent to which an individual’s Account balance can be invested in Company Stock, provided the limitation applies without regard to a prior exercise of rights to divest Company Stock, (2) impose reasonable restrictions on the timing and number of investment elections that an individual can make to invest in Company

Stock, provided that the restrictions are designed to limit short-term trading in Company Stock, (3) impose fees on other Investment Options that are not imposed on the investment in Company Stock, (4) impose a reasonable fee for the divestment of Company Stock, (5) allow transfers to be made into or out of a stable value or similar fund more frequently than a Company Stock fund, (6) provide for transfers out of a qualified default investment alternative within the meaning of Department of Labor Regulation Section 2550.404c-5(e) more frequently than a fund invested in Company Stock and (7) prohibit any further investment in Company Stock (other than dividends paid on Company Stock under the Plan, which are reinvested in Company Stock).

(d)                                 The Plan shall not be treated as failing to meet the requirements of this Section 4.3 merely because the Plan limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.

(e)                                  This Section 4.3 is intended to comply with the requirements of Code Section 401(a)(35) and Treasury Regulation Section 1.401(a)(35)-1 and shall be interpreted and applied in accordance therewith.

4.4                               ROLLOVERS

Participants may elect to roll over distributions from tax-qualified plans into the Plan in accordance with the following:

(a)                                 In accordance with rules established by the EBC, any Participant may make written application to the EBC to allow a transfer in cash to this Plan of an amount that constitutes a Rollover Contribution (as defined under this paragraph (a) below).  Upon receipt of the completed Rollover Contribution application, the EBC or its delegate, in its sole discretion, shall determine whether or not such Rollover Contribution will be accepted hereunder and promptly shall notify the Participant of its determination.

A “Rollover Contribution” means that amount that is transferred to the Plan by a Participant, which represents all or part of a distribution received by the Participant from an eligible retirement plan, as defined in Code Section 402(c)(8)(B), which distribution meets the requirements of Code Section 402(c)(4) and has been paid to the Plan by delivery of such amount, in a form acceptable to the EBC or its delegate, within the time established by Code Section 402(c)(3); provided, however, that any portion that consists of after-tax contributions (not including Roth elective deferrals) shall not be a Rollover Contribution and, therefore, may not be rolled over into this Plan.

(b)                                 Notwithstanding any other provision herein, the Plan will accept Rollover Contributions from the PPG Industries Employee Savings Plan provided that the requirements of the preceding sentence are met, and the Plan will also accept direct rollovers described in Code Section 401(a)(31) from the PPG Industries Employee Savings Plan.  This Plan will also accept Rollover Contributions or direct rollovers from the PPG Industries, Inc. Defined Contribution Retirement Plan, the PPG Industries, Inc. Defined Contribution Retirement Plan for Employees Covered by Collective Bargaining Agreements, or from the PPG Industries, Inc. Defined Contribution Retirement Plan for Employees Covered by the Collective Bargaining Agreement between PPG Industries, Inc. and the International Association of Machinists and Aerospace Workers, Local Lodge 470 of District 161.

(c)                                  A Participant may elect to roll over an account from the PPG Industries Employee Savings Plan that includes an outstanding loan balance in accordance with procedures established by the EBC and the following:

(1)                                 No more than two outstanding loans may be rolled over; and

(2)                                 The Participant must execute all of the forms required by the Administrator; and

(3)                                 Following the rollover, the loan becomes subject to all applicable provisions of this Section 4; and

(4)                                 The Participant pays any amounts necessary to cause the loan payments to be current.

Rollovers of loan balances from tax-qualified plans other than the PPG Industries Employee Savings Plan are not permitted.

SECTION 5

[RESERVED]

SECTION 6

FORMATION OF TWENTY-FOUR MONTH HOLD CLASS
AND
ACCUMULATED MATURE MONTHS CLASS

6.1                               TWENTY-FOUR MONTH HOLD CLASS

A Twenty-Four Month Hold Class shall be formed under the Plan each month for Savings, Elective Deferrals and Catch-Up Contributions made during the previous 24-month period.  Such Twenty-Four Month Hold class shall thereafter continually evolve on a monthly basis by deleting the oldest month upon the attainment of the last day of the current month such that there is a rolling 24 months of Savings, Elective Deferrals and Catch-Up Contributions separately identified in each Participant’s Account.  Upon attainment of age 59½, a Participant’s Twenty-Four Month Hold Class shall not include Elective Deferrals, Catch-Up Contributions and Savings.

6.2                               ACCUMULATED MATURE MONTHS CLASS

A separately identified Accumulated Mature Months Class shall be formed under the Plan to include:

(a)                                 All amounts held in a Participant’s Account as of the end of the day on the first day of the month that are not held in the Twenty-Four Month Hold Class and that are not withdrawn; and

(b)                                 All vested amounts held in a participant’s Account on the date of a Participant’s Termination of Employment; and

(c)                                  Any amount rolled over pursuant to Section 4.4.

SECTION 7

VESTING

7.1                               COMPANY CONTRIBUTIONS, SAVINGS, ELECTIVE DEFERRALS AND CATCH-UP CONTRIBUTIONS

All Company Contributions, Savings, Elective Deferrals and Catch-Up Contributions are fully vested and nonforfeitable at all times.  Amounts held in the Natrium DC Program Account under Appendix I and in the LC DC Program Account under Appendix II shall become vested in accordance with Section 1.2(k) of Appendix I and Section 2.2(k) of Appendix II, respectively.

7.2                               QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, Savings, Elective Deferrals, Catch-Up Contributions and Company Contributions with respect to qualified military service will be provided in accordance with Code Section 414(u).

In the case of a Participant who dies on or after January 1, 2007 while performing qualified military service within the meaning of Code Section 414(u), the survivors of such Participant shall receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

A Participant who receives a Differential Wage Payment shall be treated as an employee of the Employer and such Differential Wage Payment shall be treated as Eligible Earnings.  A Participant who is performing service in the uniformed services shall be treated as having been severed from employment with the Employer during such service, notwithstanding his receipt of Differential Wage Payments.  For purposes of this paragraph, the term “Differential Wage Payment” shall mean any payment made by the Employer to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the Eligible Earnings the Participant would have received from the Employer if the Participant were performing service for the Employer.

In the case of a Participant who dies or becomes disabled on or after January 1, 2007 while performing qualified military service within the meaning of Code Section 414(u), the Participant shall be treated as having resumed employment in accordance with his reemployment rights under Chapter 43 of Title 38 of the United States Code, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability and shall be entitled to the benefits set forth in Code Section 414(u)(8).

SECTION 8

LOANS TO PARTICIPANTS

8.1                               CONDITIONS APPLICABLE TO PARTICIPANT LOANS.

Upon the written application of any Participant or a Beneficiary who is a party-in-interest within the meaning of ERISA Section 3(14) (herein “Party-in-Interest”) filed with the Employee Benefits Administrative Committee (“EBC”) provided for in Section 15.5, the EBC shall in accordance with a uniform and nondiscriminatory policy established by it, direct the Trustee to make a loan to said Participant or Beneficiary.  Any loans made pursuant to this Section shall satisfy the following conditions:

(a)                                 Such loans shall be available to all Participants and Beneficiaries who are Parties-in-Interest on a reasonably equivalent basis.

(b)                                 Such loans shall not be made available to such Participants or Beneficiaries who are Highly Compensated Employees in an amount which is greater than that available to other Participants or Beneficiaries in accordance with Department of Labor Regulation Section 2550.408b-1(c); provided, however, that loans may be permitted in an amount that bears a uniform relationship to vested Account balances.

(c)                                  Each such loan shall bear a rate of interest so as to provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances in accordance with Department of Labor Regulation Section 2550.408b-1(e).

(1)                                 The interest rate for loans from the Plan shall be one percent above the rate of interest quoted as the prime rate of interest in The Wall Street Journal on the first day of the month in which the Participant or Beneficiary applies for the loan.  In the event such rate should become unascertainable, the EBC shall designate a comparable reference rate which shall be deemed to be the rate under this paragraph.

(2)                                 The EBC shall have the responsibility on an ongoing basis to assure that the rate of interest for Participant or Beneficiary loans provides the plan with a rate of return that is commensurate with the interest rate charged under similar circumstances by persons in the business of lending money.  If the rate described above fails to accomplish this objective, the EBC has the duty to specify in writing an alternative rate which shall be deemed to be the rate of interest for loans under this Section.

(d)                                 The amount of any such loan, when added to the outstanding balance of all other loans, if any, from the Plan (or from any other plan maintained by the Employer) to such Participant or Beneficiary shall not exceed the lesser of:

(1)                                 $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan to  such Participant or Beneficiary during the one-year period ending on the day before the date on which the loan was made, over (B) the outstanding balance of loans from the Plan to  such Participant or Beneficiary on the date a new loan was made, or

(2)                                 one-half of the value of the vested Accounts (excluding any portion of the Accounts attributable to contributions under Appendix I or Appendix II and investment earnings related to such contributions) of such Participant or Beneficiary.

(e)                                  Each such loan, by its terms, shall be repaid within 5 years, unless such loan is used to acquire a dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant.

(f)                                   Each loan, by its terms, shall require repayment on a substantially level amortization basis with loan repayments made not less frequently than quarterly over the term of the loan.

(g)                                  The principal amount of any Participant or Beneficiary loan may not be less than $1,000.

(h)                                 All Participant or Beneficiary loans will be repaid by Participants or Beneficiaries who are Employees or who subsequently become Employees on a payroll deduction basis.  All other Participant or Beneficiary loans must be promptly repaid by Automated Clearing House (ACH) debits for the proper installment payment amount.  Loan repayments made by a Participant or Beneficiary shall be allocated solely to the account of the Participant or Beneficiary making the repayment.

(i)                                     Each such loan shall be evidenced by a promissory note executed by such Participant or Beneficiary and payable to the Trustee not later than the earliest of a fixed maturity date meeting the requirements of paragraph (e) above or the occurrence of one of the following events of default (if such default situation is not corrected within 90 days):

(1)                                 the Participant’s failure to make required payments on the promissory note,

(2)                                 in the case of a Participant who is not an Employee, distribution of his Account, or

(3)                                 the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.

Such promissory note shall evidence such terms as are required by this Section.

(j)                                    For each Participant or Beneficiary for whom a loan is authorized pursuant to this Section, the EBC shall (1) direct the Trustee to liquidate the Participant’s or Beneficiary’s interest in his or her vested Accounts to the extent necessary to provide funds for the loan, (2) direct the Trustee to disburse funds to the Participant or Beneficiary upon the Participant’s or Beneficiary’s execution of the promissory note referred to in paragraph (i) above, (3) transmit to the Trustee such executed promissory note, and (4) establish and maintain a separate recordkeeping account (A) which initially shall be in the amount of the loan, (B) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant or Beneficiary, (C) to which the promissory note shall be allocated and (D) which shall show the unpaid principal of and interest on the note from time to time.  All payments of principal and interest by a Participant or Beneficiary shall be credited initially to his or her separate recordkeeping loan account and applied against the Participant’s or Beneficiary’s promissory note, and then invested as if such payments were Employer contributions allocated to the Participant’s or Beneficiary’s Accounts.

(k)                                 Each such loan shall be adequately secured by a pledge of such Participant’s or Beneficiary’s loan Account referred to in paragraph (j) above plus a portion of the Participant’s or Beneficiary’s vested Accounts such that the aggregate amount pledged as security does not exceed one-half of the Participant’s or Beneficiary’s entire vested Account balance so that, in the event the Participant or Beneficiary defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the EBC may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter by deduction from the Participant’s or Beneficiary’s loan account referred to in paragraph (j) above, and may satisfy any other amounts due and payable by deduction from the Participant’s or Beneficiary’s other amounts pledged.  Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Participant or Beneficiary immediately upon default, unless such Participant or Beneficiary was not, at the time of default, eligible to receive a distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Participant or Beneficiary first becomes eligible to receive a distribution under the provisions of this Plan (any otherwise required Participant consent shall be deemed given when the loan is requested). In the event that the amount so deducted and distributed is insufficient to satisfy the remaining balance of such loan, the Participant or Beneficiary shall be liable for, and must continue to make payments on any such balance still due to the Trust Fund, in accordance with applicable law, and interest at the rate specified in the promissory note shall continue to accrue on any outstanding amount until fully satisfied.

(l)                                     In the event a Participant or Beneficiary receives a loan from the Plan, to the extent that an amount is borrowed by a Participant or Beneficiary from his

Account, the Participant’s or Beneficiary’s Account will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon the loan made to the Participant or Beneficiary.  A Participant or Beneficiary who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts to the extent so borrowed in accordance with the preceding sentence.

(m)                             Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of a Participant or Beneficiary identified in paragraph (i) above or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash distribution required by this Plan.

(n)                                 No more than two loans shall be outstanding under this Plan to a Participant or Beneficiary at any one time.

(o)                                 In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(p)                                 Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) (for Participants on a leave of absence for “qualified military service” (as defined in Section 7.2 of the Plan)).

8.2                               ADDITIONAL CONDITIONS THAT MAY BE ESTABLISHED BY THE EBC

The EBC shall have complete discretion to establish administrative procedures that shall be applicable to Participant or Beneficiary loans, without the necessity of amending the Plan, including but not limited to the following:

(a)                                 The EBC may establish an alternative minimum dollar amount that may be borrowed, provided that such amount may not exceed $1,000.

(b)                                 The EBC may require all loans to be effective only as of a Valuation Date under the Plan.

(c)                                  The EBC may require that all Participants or Beneficiaries requesting a loan pay a reasonable loan origination fee.

Any such administrative procedures shall be set forth in writing and communicated to Participants and Beneficiaries.

SECTION 9

WITHDRAWALS DURING EMPLOYMENT

9.1                               TWENTY-FOUR MONTH HOLD CLASS

Subject to Sections 9.2 and 14.3, if a Participant contacts the EBC in accordance with the procedures established by the EBC, he may withdraw from the Twenty-Four Month Hold Class:

(a)                                 If he has not attained age 59½ by the effective date of such election, the amount designated by the Participant then held in his Account for such Twenty-Four Month Hold Class representing his Savings (increased by any Gain or reduced by any Loss thereon); or

(b)                                 If he has attained age 59½ by the effective date of such election, the amount designated by the Participant then held in his Account for such Twenty-Four Month Hold Class representing his Savings (increased by any Gain or reduced by any Loss thereon), his Elective Deferrals (increased by any Gain or reduced by any Loss thereon) and his Catch-Up Contributions (increased by any Gain or reduced by any Loss thereon), or any of them.

(c)                                  A Participant may not withdraw any of the Company Contributions or any part of the Natrium DC Program Account (as defined in Section 1.6(b) of Appendix I) or any part of the LC DC Program Account (as defined in Section 2.6(b) of Appendix II) or any of the Gain thereon until Termination of Employment.

(d)                                 Any election to withdraw must be made in accordance with the procedures established by the EBC.  Such procedures may include, in the EBC’s sole discretion, the imposition of reasonable fees.

9.2                               PARTICIPATION AFTER WITHDRAWAL FROM THE TWENTY-FOUR MONTH HOLD CLASS

(a)                                 A Participant who withdraws his Savings (increased by any Gain or reduced by any Loss thereon) from the Twenty-Four Month Hold Class shall have his participation in the Plan suspended for six months in accordance with the procedures established by the EBC.  Upon expiration of such six-month period, the Savings and/or Elective Deferral Contribution elections of such Participant will automatically be reinstated unless such Participant elects otherwise in accordance with procedures established by the EBC.

(b)                                 If a participant makes an additional withdrawal from the Twenty-Four Month Hold Class during a participation suspension period, the participation suspension period shall be six additional months, beginning with the month following the effective date of the latest withdrawal.  Upon expiration of such six-month period, the Savings or Elective Deferral Contribution elections of such Participant will automatically be reinstated unless such Participant elects otherwise in accordance with procedures established by the EBC.

9.3                               ACCUMULATED MATURE MONTHS CLASS

(a)                                 Subject to paragraphs (b), (c) and (d) below, a Participant may, at any time during employment, make a withdrawal of all or any part of the amounts held in his Account for the Accumulated Mature Months Class; provided, however, that a Participant who has not attained age 59½ by the effective date of such election may not withdraw any part of the amounts held by the Trustee representing his Elective Deferrals, Catch-Up Contributions or Company Contributions (each increased by any Gain or reduced by any Loss thereon) except as otherwise provided in Section 9.5.

(b)                                 For the convenient administration of the Plan, the EBC may prescribe minimum or other amounts that may be withdrawn pursuant to paragraph (a) above.

(c)                                  Any election to withdraw pursuant to paragraph (a) above will be valued and processed in accordance with the procedures established by the EBC.  Such procedures may include, in the EBC’s sole discretion, the imposition of reasonable fees.

(d)                                 Except as may be required by Section 9.5, Company Contributions and the Gains or Losses thereon contributed to a Participant’s Account may not be withdrawn until the Participant has a Termination of Employment.

9.4                               DIVIDENDS

(a)                                 Dividends payable on Company Stock held in a Participant’s Account may, in accordance with Section 20.5(a), be distributed in accordance with Code Sections 411(a)(11)(C) and 404(k) or be reinvested in the Participant’s Account.  Any election by a Participant pursuant to this Section 20.5(a) with respect to a Dividend shall be made in an increment of 1%.

(b)                                 An election with regard to paragraph (a) may be made with regard to Dividends payable on and after the Effective Date of this Plan.  A new election may be filed each time Dividends are payable.  Such elections must be made in accordance with the procedures established by the EBC.

(c)                                  Unless a Participant elects otherwise, the Dividends shall be reinvested in the Participant’s Account.

9.5                               HARDSHIP WITHDRAWALS

Notwithstanding Sections 9.1 and 9.3:

(a)                                 A Participant who has not attained age 59½ may withdraw his Elective Deferrals, Rollovers and Catch-Up Contributions, reduced by any Loss, but not increased by any Gain thereon, in the event of a Hardship in accordance with paragraph (b) below.

(b)                                 The Hardship withdrawal:

(1)                                 May not exceed the amount needed for the Hardship; and

(2)                                 May be made only after the Participant has obtained all plan loans and other withdrawals, other than Hardship withdrawals, under all plans maintained by the Company, including loans described in Section 8; and

(3)                                 Will result in the Participant being prohibited from making Elective Deferral Contributions, Catch-Up Contributions and Savings Contributions, including any elective contributions and/or employee contributions to any other plans maintained by the Employer, for a period of at least six months following the processing of the Hardship withdrawal.  Upon expiration of such six-month period, the Savings and/or Elective Deferral Contribution elections of such Participant will automatically be reinstated unless such Participant elects otherwise in accordance with procedures established by the EBC.

(c)                                  To request a Hardship withdrawal, a Participant must submit an application therefor to the EBC or its designee in a form and with such supporting information, which the EBC may require.  The EBC shall have the discretion to approve or deny the Participant’s request for a Hardship withdrawal and to determine the amount of such withdrawal.  Such determinations by the EBC shall be made in a uniform and nondiscriminatory manner; provided, however, that the EBC shall deny all Hardship withdrawal requests if the Participant requests that all or part of such withdrawal be paid to an Eligible Retirement Plan, as provided in Section 11.5.

(d)                                 The Hardship withdrawal distribution shall be paid in cash in a single sum, as soon as possible after approval thereof by the EBC or its designee.

9.6                               EFFECTIVE DATE OF WITHDRAWAL

The effective date of any withdrawal made pursuant to this Section 9 shall be the day the Participant contacts and confirms the transaction with the EBC or its delegate in accordance with the procedures established by the EBC.  Notwithstanding the foregoing, a withdrawal involving the sale of Company Stock may be suspended until there are sufficient funds available to process the transaction in accordance with Section 4.2.

9.7                               DAILY VALUATION

The Daily Valuation as to a withdrawal shall be determined in accordance with the procedures established by the EBC.

SECTION 10

DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT
AND OTHER SPECIFIC EVENTS

10.1                        TERMINATION OF EMPLOYMENT

(a)                                 Upon Termination of Employment a Participant shall be entitled to receive the entire vested balance in its Account as soon as administratively practicable after the EBC or its delegate is notified of the Participant’s Termination of Employment.  A Participant must contact the EBC or its delegate and request and confirm a Total Distribution of his Account.

(b)                                 (1)                                 Notwithstanding any other provision of the Plan, the distribution of the Participant’s vested Account balance will commence on the date elected by the Participant and confirmed with the EBC or its delegate.

(2)                                 Distributions in accordance with this paragraph (b) will not be made unless the Participant contacts the EBC or its delegate and requests a distribution if the Participant’s vested Account balance exceeds $5,000.

(3)                                 Distributions required under this paragraph (b) shall be made in such distribution periods as elected by the Participant.  In no event shall such distribution period exceed the period permitted under Code Section 401(a)(9).

(4)                                 Any Participant who requests to withdraw funds from his Account will be asked if he has read the Special Tax Notice Regarding Plan Payments contained in the Payment Rights Notice before the request is completed.  The Special Tax Notice Regarding Plan Payments describes the options under the Plan and certain required information concerning the tax consequences of certain options under the Plan.  Such information shall be provided no later than 30 days and no earlier than 180 days prior to the date of the distribution.

A Participant may waive the 30-day period described above by acknowledging this waiver either on the recorded line with the EBC or its delegate, through a discussion with a service representative or by electronic confirmation.

10.2                        DEATH

In the event of a Participant’s death, the entire vested balance in his Account shall be paid to his Beneficiary in accordance with Section 13 at the time elected by the Beneficiary, subject to the requirements of Section 10.8.  Such payment shall be made as soon as administratively practicable following notification by the Beneficiary to the EBC of the Beneficiary’s election to receive such payment, in accordance with procedures adopted by the EBC.  The Participant’s Account shall continue to be invested in the Fund(s) previously selected by the Participant until distribution is made.

10.3                        DEFERRAL OF RECEIPT

Subject to paragraph (b) below and Section 10.8, a Participant who is entitled to a distribution pursuant to Section 10.1 may elect to defer receipt of part or all of his Account.

(a)                                 A Participant who fails to request a distribution shall be deemed to have elected to defer receipt of his Account.  A Participant who makes such an election shall continue to be a Participant in the Plan except that no additional Savings, Elective Deferrals, Catch-Up Contributions or Company Contributions shall be added to his Account and no new loans may be requested, unless the Participant remains a “party in interest” with respect to the Plan.  Loan payments may continue.

(b)                                 Involuntary Cashout

(1)                                 Subject to paragraphs (2) and (3) below, if, upon a Participant’s Termination of Employment, his vested Account balance does not exceed $5,000, such balance shall be distributed no later than 90 days following such Participant’s Termination of Employment.

(2)                                 No involuntary cashout, as described in paragraph (1) above shall be made after the “annuity starting date,” as defined in Code Section 417(e)(1).

(3)                                 In the event of a distribution pursuant to this Section 10.3(b) in an amount greater than $1,000, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan (as that term is defined in Code Section 401(a)(31)(B)(ii)) specified by the Participant in a direct rollover or to receive the distribution directly, then such Participant’s distribution shall be directly rolled over to an individual retirement account in accordance with the requirements of Code Section 401(a)(31)(B).

(4)                                 In the event of a distribution pursuant to this Section 10.3(b) in an amount of $1,000 or less, the mandatory distribution shall be paid out in cash.

10.4                        WITHDRAWALS FOLLOWING DEFERRAL

Subject to Sections 10.3(b) and 10.8, a Participant who elects to defer receipt of part or all of his vested Account balance:

(a)                                 May request withdrawals at any time and from time to time by contacting the EBC or its delegate; or

(b)                                 May elect to have automatic recurring monthly withdrawals in an amount specified by the Participant.  Such automatic withdrawals shall be taken from

Funds in which the Participant’s Account is invested ratably on the basis of the portion of the Participant’s Account invested in each such Fund.  All such automatic withdrawals from the Company Stock Fund shall be paid in cash.

(c)                                  All such withdrawals shall be made in accordance with procedures established by the EBC.

10.5                        CONSENT TO DISTRIBUTION

Unless the Participant elects otherwise, pursuant to the provisions of the Plan, payment of benefits shall begin no later than the 60th day after the close of the Plan Year in which:

(a)                                 The Participant attains age 65; or

(b)                                 The Participant’s Termination of Employment occurs.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution shall be deemed to be an election by the Participant to defer commencement of benefits otherwise payable under this Section 10.5.

10.6                        DISTRIBUTION TO BENEFICIARY

Notwithstanding any other provision of this Section 10, if the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be paid to his Beneficiary in accordance with Section 13.

10.7                        EFFECTIVE DATE OF WITHDRAWAL

The effective date of any withdrawal made pursuant to this Section 10 shall be determined in accordance with the procedures established by the EBC.

10.8                        MINIMUM DISTRIBUTION REQUIREMENTS

(a)                                 General Rules.

(1)                                 Precedence.  The requirements of this Section 10.8 will take precedence over any inconsistent provisions of the Plan.

(2)                                 Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 10.8 will be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9).

(b)                                 Time and Manner of Distribution.

(1)                                 Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)                                 Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)                               If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided in subsection (f) below, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)                               If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subsection (f) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                               If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)                               If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (2), other than subparagraph (A) above, will apply as if the Surviving Spouse were the Participant.

For purposes of this paragraph (2) and subsection (d) below, unless subparagraph (D) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If subparagraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subparagraph (A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.

(3)                                 Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury Regulations.

(c)                                  Required Minimum Distributions During Participant’s Lifetime.

(1)                                 Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)                               the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)                               if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(2)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)                                 Required Minimum Distributions After Participant’s Death.

(1)                                 Death On or After Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)                                     The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)                               If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)                               No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                 Death Before Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  Except as provided in subsection (f) below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in paragraph (1) above.

(B)                               No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (b)(2)(A) above, this paragraph (2) will apply as if the Surviving Spouse were the Participant.

(e)                                  Definitions.

(1)                                 Designated beneficiary.  The individual who is designated as the Beneficiary under Section 13 of the Plan, who shall be the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-1, Q&A-4.

(2)                                 Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(2) above.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)                                 Life expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(4)                                 Participant’s Account balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)                                 Required beginning date.  The later of the April 1 of the calendar year following the calendar year in which a Participant reaches the age of 70½ years or the April 1 of the calendar year following the calendar year in which the Participant incurs a termination of employment, by which date the vested account balance of a Participant must be distributed or commence to be distributed.

(f)                                   Participants or Beneficiaries May Elect 5-Year Rule.  Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (b)(2) and (d)(2) above applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (b)(2) above, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this subsection (f), distributions will be made in accordance with subsections (b)(2) and (d)(2) above.

10.9                        DISTRIBUTIONS UPON PLAN TERMINATION

The Accounts of all Participants and Beneficiaries shall be distributed as soon as administratively feasible after the termination of the Plan, subject to the restrictions of Code Section 401(k)(10) and the regulations thereunder.

SECTION 11

PAYMENT OF DISTRIBUTIONS

11.1                        DISTRIBUTION

(a)                                 Except as provided in Section 9.5, distributions from the Company Stock Fund will be paid in whole shares of Company Stock to the extent elected by the Participant and to the extent monies in the Company Stock Fund have been invested in Company Stock on the effective date of the distribution.  Partial shares will be paid in cash.

(b)                                 Distributions from Funds other than the Company Stock Fund will be paid in cash.

11.2                        NORMAL FORM

(a)                                 Upon a Participant’s Termination of Employment, other than by reason of death, the distribution shall be paid to the Participant in a lump sum.

(b)                                 Upon a Participant’s Termination of Employment by reason of death or upon the death of a terminated Participant, the distribution shall be paid in a lump sum to the Participant’s Beneficiary pursuant to the Participant’s designation and in accordance with Section 13.

11.3                        OPTIONAL FORM

Except as provided for in Section 10.3 and Section 10.8, upon a Participant’s Termination of Employment, other than by reason of death, the Participant may elect to defer receipt of all or part of his Account.  A Participant who elects to defer the receipt of part but not all of the distribution he would have received upon Termination of Employment shall be paid the portion that is not deferred in a single sum.

11.4                        TIME OF PAYMENT

In the event of a withdrawal of cash or whole shares of Company Stock allocated to a Participant’s Account, such cash or shares shall be delivered or paid by the Trustee as soon as practicable after the effective date of the withdrawal.

11.5                        DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 11.5, a distributee may elect, at the time and in the manner prescribed by the EBC, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

SECTION 12

INVESTMENT FUNDS AND RIGHTS OF PARTICIPANTS

12.1                        SEPARATE ACCOUNTS

The EBC shall maintain separate Accounts for each Participant to reflect each such Participant’s interest in the Plan attributable to each of the following:

(a)                                 Savings, if any, as described in Section 2.2 of this Plan.

(b)                                 Elective Deferrals, if any, as described in Section 2.1 of this Plan.

(c)                                  Roth Elective Deferrals, if any, as described in Section 2.7 of this Plan.

(d)                                 Company Contributions, if any, as described in Section 3 of this Plan.

(e)                                  Rollover Contributions, if any, as described in Section 4 of this Plan.

(f)                                   ESOP Dividends, if any, as defined in Section 20.5(a) of this Plan.

(g)                                  DC  Program Accounts, if any, under Appendix I and Appendix II.

To the extent that all or part of an Account is invested in Company Stock, the Account may consist of two components, one of which is attributable to the Profit Sharing Component of the Plan (which includes that portion of the Account that is invested in any Investment Fund other than the ESOP Company Stock Fund), and the other of which is attributable to the ESOP Component of the Plan (which includes that portion of the Account that is invested in the ESOP Company Stock Fund, and which shall be subject to the provisions of Section 20).

12.2                        INVESTMENT OF TRUST FUND

(a)                                 General Rule.  The Trust Fund, and all contributions thereto made under this Plan, shall be invested by the Trustee who shall have exclusive authority and discretion to manage and control the Trust Fund pursuant to the terms of the Trust Agreement, subject to any investment directions allowed by the Company under subsections (b) through (d) below, and made by the appropriate party as indicated in such subsections, as applicable.

(b)                                 Investment Manager.  Subject to subsection (d) below, the Investment Committee under Section 15.1 below appointed by Georgia Gulf Corporation may appoint one or more Investment Managers to manage, acquire or dispose of all or a portion of the Trust Fund.  Any such appointment shall be made in writing and shall be communicated to the Trustee.  The Investment Committee shall promptly give written notice to the Trustee of changes of a designated Investment Manager.  A designated Investment Manager may certify to the Trustee in writing the name of any person, together with a specimen signature of any such person, who is authorized to communicate and implement the Investment Manager’s respective instructions concerning the Trust Fund.  The Investment Manager shall promptly give written notice to the Trustee of any change in any such person.  The Trustee shall be subject to the directions of such Investment Manager(s) which are made in accordance with the terms of this Plan.

(c)                                  Investment Funds.

(1)                                 Establishment of Funds.  The Trustee shall, at the written direction of the Investment Committee, establish funds for the investment of the assets of the Trust Fund, each of which has materially different risk and return characteristics, including without limitation the following:

(A)                               The Loan Fund, which Investment Fund shall consist of the loans made to the Participant under Section 8.

(B)                               The Non-ESOP Company Stock Fund, which Investment Fund is a permanent feature of the Plan and shall be invested and reinvested by the Trustee primarily in Company Stock.

(C)                               The ESOP Company Stock Fund, which Investment Fund is a permanent feature of the Plan and shall be invested and reinvested by the Trustee primarily in Company Stock.

The Investment Committee shall have the right to add additional Investment Funds to the initial Investment Funds and to modify or delete such additional Investment Funds as well as the initial Investment Funds.  Such additional Investment Funds may (but are not required to) consist of shares in a regulated investment company, which is registered under the Investment Company Act of 1940.  Any such additions, modifications or deletions shall be communicated to Participants in advance in order to allow Participants sufficient time, in the Investment Committee’s judgment, to make changes in their investment elections.  The Non-ESOP Company Stock Fund and the ESOP Company Stock Fund will be maintained by the Trustee notwithstanding any other applicable fiduciary standard relating to (i) the diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets.  Notwithstanding any provision in the Plan to the contrary, neither the Investment Committee nor the Trustee will have any authority, responsibility, discretion or control over, or with respect to, the Non-ESOP Company Stock Fund or the ESOP Company Stock Fund.

(2)                                 Investment Directions by Participants.  Each Participant may direct the investment of his Accounts among the funds provided under paragraph (1) above in accordance with the following rules and procedures:

(A)                               Investment of Contributions.  Except as otherwise set forth in this Section, each Participant shall have the right to elect the extent to which the aggregate current contributions made to the Plan on his behalf and by him shall be invested in the Investment Funds (other than the ESOP Company Stock Fund), and an election shall be effective for contributions made for the period which begins as soon as practicable after the Participant properly completes and transmits the appropriate election to the EBC or its delegate.  Each such election shall be made in 1% increments, and each such election shall remain in effect until a subsequent election becomes effective.  A Participant may, in accordance with procedures established by the EBC, change his election with respect to the investment of current contributions.

(B)                               Investment of Existing Account Balances.  Similarly, each Participant shall have the right to elect the extent to which the balance actually or tentatively credited to his Account as of a Valuation Date shall be invested in the Investment Funds (other than the ESOP Company Stock Fund), and an election shall be effective as soon as practicable after the Participant properly completes and transmits the appropriate election to the EBC or its delegate.  Each such election shall be made in 1% increments with respect to the entire Account, or shall specify a dollar amount which shall be transferred from one Investment Fund (other than the ESOP Company Stock Fund) to one or more other Investment Funds under the Plan.  A Participant may, in accordance with procedures established by the EBC, change his election with respect to the investment of existing Account balances.

(C)                               Additional Limitations.  The EBC or its delegate shall have the right to reject any election which is not properly completed or which is not timely provided to the EBC or its delegate.  Notwithstanding the foregoing, the Investment Committee reserves the right to impose additional limitations on the maximum percentage of a Participant’s total Account balance which may be invested in any particular Investment Fund.  Any such additional limitation shall be communicated to the Participants in advance of their exercise of their investment elections.

(D)                               Transfers from Non-ESOP Company Stock Fund to ESOP Company Stock Fund.  All amounts that are invested in the Non-ESOP Company Stock Fund pursuant to a Participant election described in subparagraphs (A) or (B) of this paragraph (2) on the last day of a Plan Year shall be transferred to the ESOP Company Stock Fund after such last day of a Plan Year and prior to the last business day before the first Record Date of the following Plan Year, provided that such amounts remain invested in the Non-ESOP Company Stock Fund on such date of transfer.

(E)                                No Effective Election.  If a Participant (other than a Participant described in subparagraph (A) above) fails to make an effective election under subparagraphs (A) through (D) above, he shall be deemed to have elected that all contributions made on his behalf or by him shall be invested in the fund specified as the default fund in the Plan election form signed by him, or in the absence of such a form, in the fund specified by the Employer in written instructions to the Trustee.

The EBC may alter at any time, the above rules and procedures which shall govern such Participant direction of investments and the timing thereof, and shall provide all necessary forms (which may be provided electronically, in accordance with Section 17.21) to Participants.  Such rules and procedures may restrict the frequency and timing of such Participant directions.  Such rules and procedures shall be communicated to Employees.

(3)                                 Income or Loss.  Any Account or portion thereof of a Participant which is invested pursuant to the Participant’s directions or the default provisions of this Plan under paragraph (2) above in a certain Investment Fund shall only share in the gains or losses of such Investment Fund, and shall not share in the gains or losses of any other Trust Fund investment.

(d)                                 Plan Loans.  In the event a Participant receives a loan from the Plan, to the extent that an amount is borrowed by a Participant from one or more of his Accounts (or a portion thereof), such Participant’s Account (or portion thereof) will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon such investment, that is, the loan made to the Participant.  A Participant who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts (or portion thereof) pursuant to this subsection to the extent so borrowed in accordance with the preceding sentence.

12.3                        TRUSTEE’S RELIANCE

The Trustee may rely and act upon any certificate, notice or direction of the Employer, the EBC, Investment Manager, Participant or Beneficiary, or a person authorized to act on behalf of such person, that the Trustee reasonably believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice or direction.  The Trustee may continue to rely upon such certificate, notice or direction until otherwise notified in writing.

12.4                        VOTING COMMON STOCK

Before each annual or special meeting of its shareholders, the Employer or Georgia Gulf Corporation shall cause to be sent to each Participant and Beneficiary who has all or a portion of his Account invested in the Company Stock Fund on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions on how to vote the shares of Company Stock allocated to his Account.  Upon receipt of such instructions, the Trustee shall vote the shares allocated to such Participant’s or Beneficiary’s

Accounts as instructed.  The Trustee shall not vote allocated shares of Company Stock for which it does not receive instructions.  A Participant’s right to instruct the Trustee with respect to voting shares of Company Stock will include rights concerning (a) the exercise of any appraisal rights, dissenters’ rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock or (b) the choice of consideration to be received by shareholders in any transaction involving Company Stock.

12.5                        TENDER OFFER FOR COMPANY STOCK

In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Investment Committee will advise each Participant or Beneficiary who has shares of Company Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant or Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account.  The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which no instructions are properly received.  The Investment Committee’s advice to Participants will include notice that allocated shares for which no instructions are received will not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934.  The Investment Committee may also provide Participants with such other materials concerning the tender offer as the Investment Committee in its discretion determines to be appropriate.  A Participant’s instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant’s interest in the Plan.  The number of shares to which a Participant’s instructions apply will be the total number of shares credited to his Account, whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences.  The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section.  Funds received in exchange for tendered stock will be credited to the Account of the Participant whose stock was tendered and shall, at the direction of the Investment Committee, be used by the Trustee to purchase Company Stock, if available on a national securities exchange or in the over-the-counter market, commencing on the earlier of the following dates:  (a) the trading day following the first date on which the closing price of the Company Stock on a national securities exchange or in the over-the-counter market on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (b) the 30th trading day after the expiration date of the tender offer, of which the Investment Committee will advise the Trustee.  In the interim, the Trustee shall invest such funds in short term investments permitted under the Trust Agreement.

12.6                        DEEMED INVESTMENT ELECTION

A Participant’s Elective Deferrals contributed under a deemed election pursuant to Section 2.1(b) shall be invested in the Fund specified from time to time by the

Investment Committee subject to the Participant’s right to redirect the investment of such amounts in accordance with the foregoing provisions of this Section 12.

SECTION 13

DESIGNATION OF BENEFICIARIES IN THE EVENT OF DEATH

13.1                        SURVIVING SPOUSE

In the case of a Participant who is legally married at the time of his death, his Beneficiary shall be his surviving Spouse.

13.2                        OTHER BENEFICIARY

(a)                                 In the case of a Participant who is not legally married at the time of his death, or a married Participant who has elected, with the consent of the Spouse, a Beneficiary other than the Spouse, his Beneficiary shall be the person(s) named by him on the latest written designation filed with the EBC or the EBC’s delegate.  Such designation shall become effective on the day it is delivered to the EBC or its delegate provided the Participant is alive on such day.

(b)                                 In the case of a Participant:

(1)                                 who is not legally married at the time of his death or whose Spouse has filed a spousal consent form with the Administrator pursuant to Section 13.2(a) and who has not designated a Beneficiary; or

(2)                                 whose designated Beneficiary does not survive him,

amounts in the Participant’s Account shall be distributed in accordance with the Plan to the Participant’s estate.

13.3                        PAYMENT

Upon the death of a Participant, the total vested amount remaining in his Account shall, at such time as may be elected by the Beneficiary, subject to the requirements of Code Section 401(a)(9) and the regulations thereunder, be paid to such Participant’s Beneficiary in cash or in shares of Company Stock to the extent elected by the Beneficiary and to the extent monies in the Company Stock Fund have been invested in Company Stock on the effective date of the distribution.

SECTION 14

THE TRUST FUND AND THE TRUSTEE

14.1                        EXISTENCE OF TRUST

The Company has entered into the Trust Agreement with the Trustee designated by the Investment Committee in the Trust Agreement to hold the funds necessary to provide the benefits set forth in this Plan.

14.2                        EXCLUSIVE BENEFIT RULE

The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan.  No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable expenses attributable to the administration of the Plan in accordance with ERISA Section 404(a)(1)(A)(ii) and Revenue Ruling 2004-1.  For purposes of the preceding sentence, the use of the Trust Fund to pay fees and expenses incurred in connection with the provision of services is not a reasonable expense of administering the Plan if the payments are made for the Employer’s benefit or involve services for which the Employer could reasonably be expected to bear the cost in the normal course of such Employer’s business or operations.  In this regard, services provided in conjunction with the establishment, termination or design of plans relate to the business activities of the Employer and generally would not be “reasonable expenses attributable to the administration of the Plan.”  No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement, except as provided in Section 3.3 (Return of Contributions).  Notwithstanding the preceding provisions of this Section, this Section shall be construed in accordance with the requirements of Code Section 401(a)(2) and ERISA Section 403(c) and any regulations or other guidance promulgated thereunder, and shall not be construed in a manner more restrictive than such requirements.

14.3                        REMOVAL OR RESIGNATION OF TRUSTEE

The Investment Committee may remove the Trustee at any time or the Trustee may resign at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Investment Committee shall appoint a successor Trustee.

14.4                        POWERS OF TRUSTEE

The Trustee shall have the power to hold, invest, reinvest, or to control and disburse the Trust Funds in accordance with the provisions of the Trust Agreement and Sections 12, 14, and 17 of this Plan.

14.5                        INTEGRATION OF TRUST AGREEMENT

The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

14.6                        RECORDS AND ACCOUNTS

The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available at all reasonable times for inspection or audit by any person designated by the Company, the Investment Committee and by any other person or entity to the extent required by law.

14.7                        ANNUAL REPORTS

As soon as practicable following the close of the Plan Year, the Trustee shall file with the Investment Committee and the Employer a written report setting forth all transactions with respect to the Trust Fund during such Plan Year and listing the assets of the Trust Fund and the market value thereof at the close of the period covered by such report.  The Trustee shall also provide the Investment Committee and the Company with such other information in its possession as may be necessary for the Investment Committee or Company to comply with the requirements of ERISA Section 103.

SECTION 15

ADMINISTRATION

15.1                        APPOINTMENT OF THE EMPLOYEE BENEFITS INVESTMENT COMMITTEE

The membership of the Employee Benefits Investment Committee (“IC” or “Investment Committee”) shall consist of the incumbents, if the position is filled from time-to-time, of the following officer positions of Georgia Gulf Corporation (“GGC”), effective on the date that each is appointed by the Chief Executive Officer of GGC (“CEO”):

VP & Treasurer, Chair

VP & Controller

VP, Human Resources

In the event of a vacancy on the Committee, the CEO shall appoint the successor in the position or, if the position is discontinued, such other person as the CEO shall choose.  The Recording Secretary of the IC shall be the Staff Counsel or the Assistant General Counsel (“Asst. GC”) of GGC, who shall not be a member of the IC.  The members of the IC may, but need not, participate in any of the Plans.

15.2                        INVESTMENT POLICY AND POWERS

The IC has authority and control with respect to Plan assets, subject to such appointments and delegations as it makes in accordance with Sections 402, 403, and 405 of ERISA, and shall be the named fiduciary of the Plan for asset management.  The IC shall adopt investment policies that identify the investment objectives related to the Plan.  The policies will provide a mechanism to regularly establish and review the investment objectives of the Plan and will ensure that the fiduciary investment and monitoring responsibilities relating to the Plan are satisfied.  The investment policies will: (i) designate the investment options available to participants, (ii) explain the role each investment option performs under the portfolio, and (iii) identify the criteria that will be used for selecting the funds made available for investment and for evaluating such funds’ continued appropriateness.  Without limiting the generality of the foregoing, the IC shall adopt one or more Investment Policy Statements from time to time, and may:

(a)                                 establish, maintain and review the investment policies;

(b)                                 assure compliance with the fiduciary responsibility provisions of ERISA and any other applicable federal and state laws and regulations that impact Plan funding or the investment of Plan assets;

(c)                                  when appropriate, identify and appoint a qualified trustee or trustees with respect to the Plan;

(d)                                 identify and select a blend of well-managed investment options that offer an adequately diversified choice and otherwise comply with the requirements of Section 404(c) of ERISA;

(e)                                  monitor the investment strategies, performance and risk characteristics of Plan investments and fees and expenses of such investments on an annual basis (and more often as may be appropriate);

(f)                                   establish a regular schedule to review the performance and risk characteristics of Plan investments;

(g)                                  take appropriate action if investment objectives are not being met;

(h)                                 ensure that fees paid to service providers and other expenses of the Plan are reasonable as required by applicable law including without limitation Section 408(b)(2) of ERISA;

(i)                                     establish, amend or modify any trust agreements and investment manager agreements related to one or more of the Plans; and

(j)                                    designate its Chair or such other IC member as the Chair may identify as the individual empowered to act on behalf of the IC with regard to official acts, such as but not limited to, engaging trustees, investment managers, investment advisors and consultants, and other providers of investment-related services.

(k)                                 select investment manager(s) that satisfy the requirements of Section 3(38) of ERISA;

(l)                                     select investment advisors and other consultants and professionals to assist the IC in carrying out its duties and responsibilities; and

(m)                             for information purposes only, report at least annually to the Board of Managers of the Company and such other companies as may be investors in the Company with respect to the performance of the Plan investments.

15.3                        ERISA FIDUCIARY RESPONSIBILITY

The IC shall discharge its duties in accordance with the general fiduciary responsibility standards and other applicable standards of ERISA and other applicable law.  To the extent that the IC delegates authority and control with respect to particular plan assets to an investment manager pursuant to Sections 3(38) and 403(a)(2) of ERISA, no person other than the investment manager shall be (i) under any obligation to manage such assets or (ii) liable for the acts or omissions of the investment manager with respect to such assets.

15.4                        NO EXPANSION OF DUTIES

Nothing herein shall expand the fiduciary duties of the IC beyond those necessary to discharge its responsibilities in accordance with this Article 15.

15.5                        EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE

The membership of the Employee Benefits Administrative Committee, (“EBC”) shall be the incumbent, if the position is filled from time-to-time, of the following Company position, effective on the date that he or she is appointed by the CEO:

Director, Compensation and Benefits

In the event of a vacancy on the Committee, the CEO shall appoint the successor in the position or, if the position is discontinued, such other person as the CEO shall choose.  The Recording Secretary for the EBC shall be the Staff Counsel or the Asst. GC of GGC, who shall not be a member of the Committee.  The members of the EBC may, but need not, participate in any of the Plans.

15.6                        GENERAL POWERS OF THE EBC

The EBC has discretionary authority and responsibility for, and shall be the named fiduciary for, Plan administration, including interpretation of the terms of the Plans, and day-to-day operation of the Plan, except where specifically reserved to another Committee herein, or as otherwise required by applicable law.

15.7                        SPECIFIC POWERS OF THE EBC

Without limiting the scope of the foregoing general powers, the EBC shall have the following specific powers, responsibilities and duties, including, but not limited to, the following:

(a)                                 to establish and enforce rules, regulations and procedures as it deems necessary or proper for the efficient administration of the Plan and for the determination of initial benefit claims under the Plan;

(b)                                 to interpret the Plan, in its discretion, with its interpretations made in good faith to be final and conclusive, and to decide all management questions concerning the Plan, eligibility for participation and benefit, and initial claims for benefits under the Plan;

(c)                                  to determine the eligibility of any employee to participate in the Plan, in its discretion, and to require any person to furnish any information as it may request to properly administer the Plan as a condition to that person’s receiving any benefit under the Plan;

(d)                                 to compute the amount of benefits that are payable to any Participant, retired Participant, spouse or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom those benefits will be paid;

(e)                                  to authorize the payment of benefits from the Plan, in its discretion, if it determines that the claimant is entitled to the benefits;

(f)                                   to maintain records for each individual Participant as to benefits, options, beneficiaries and other pertinent information;

(g)                                  to prepare any reports required by the Plan, ERISA and the Code or any other applicable law, as amended, as any of them may be amended from time to time;

(h)                                 to file with the appropriate government agencies any and all reports and notifications required by the Plan or applicable law;

(i)                                     to provide all Participants with any and all reports, notifications, summary plan descriptions, summaries of material modifications and summary annual reports to the extent required by law;

(j)                                    to obtain approval of the tax-qualified status of the Plan and the related trust agreements, as appropriate;

(k)                                 to engage an independent certified public accounting firm to perform an annual audit of such related trusts and plans as required and to prepare all required financial reports, subject to any retained authority in the Board of Managers or its delegate to approve such engagement;

(l)                                     to maintain appropriate accounts and records for the Plan and to keep in convenient form the data necessary for administering the Plan;

(m)                             to maintain authorized signatory lists and provide and update them as needed in the administration of the Plan;

(n)                                 to insure that fees paid to service providers and other expenses of the Plans are reasonable as required by law, including without limitation Section 408(b) of ERISA; and

(o)                                 to designate its Chair or such other EBC member as the Chair may identify as the individual empowered to act on behalf of the EBC with regard to official acts, including without limitation reporting to the Company’s Board of Managers on the status and operations of the Plan, executing government filings and contracts with service providers (other than for investment-related services), and signing communications to Plan Participants and Beneficiaries.”

15.8                        ERISA FIDUCIARY RESPONSIBILITY

The EBC shall discharge its duties in accordance with the fiduciary responsibility standards and other applicable provisions of ERISA and other applicable law.  Nothing herein shall expand the fiduciary duties of the EBC beyond those necessary to discharge its responsibilities hereunder.

15.9                        APPLICATION

The provisions of this Section 15.9 shall govern the operation of the IC, the EBC and the Appeals Committee provided for in Section 17.5(d) (in the singular, “Committee” and, collectively, “Committees”).

(a)                                 Term of Office.  An individual who occupies a position identified in Sections 15.1, 15.5, or 17.5(d) shall become a member of a respective Committee upon his or her appointment by the CEO, and shall remain a member until his or her resignation, termination of employment, or removal by the CEO.  Membership on a Committee shall entail only those fiduciary duties necessitated by the responsibilities of that Committee and shall not entail the fiduciary duties of another Committee.

(b)                                 Place of Meeting.  Meetings of a Committee shall be held at the principal office of the Company or at such other place as the Chairperson of such Committee may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

(c)                                  Regular Meetings.  Regular meetings of a Committee shall be held at such time as the respective Chair may designate.

(d)                                 Special Meetings.  Special meetings of a Committee may be called by the respective Chair of such Committee or by a majority of its members.

(e)                                  Notice of Meetings.  Written notice of each meeting of a respective Committee shall be given by the Chair of that Committee at least one business day before the date of the meeting, in which notice shall be stated the time and place of the meeting, except that advance notice of as little of one hour may be given for a meeting of the IC, EBC or AC in emergency circumstances, in the discretion of the respective Chair.  Except as otherwise required by this Plan, such notice need not state the purposes of such meeting.  Notice of each such meeting shall be mailed, delivered by hand, or sent by facsimile transmission or electronic mail to each member and ex-officio member of a Committee, addressed to him or her at his or her residence, usual place of business or e-mail address.  Committee members may waive notice at any time before or after the meeting.

(f)                                   Minutes.  The Staff Counsel or the Asst. GC of GGC shall keep minutes of all meetings of each Committee, and all such Minutes shall be maintained for a period of not less than 6 years by the Corporate Secretary with the books and records of the Company.  If the Staff Counsel or the Asst. GC of GGC is not

available to take meeting minutes, minutes may be taken by any person appointed by the General Counsel.

(g)                                  Quorum and Manner of Acting.  Except as hereinafter provided, a majority of the members of a Committee shall constitute a quorum for the transaction of business.  If the full Committee is present, then the vote of a majority of those Committee members present at the time of the vote shall be the act of the Committee.  If a quorum of the Committee is present, then a majority of such members must vote for the Committee to act.  In the event a Committee member is disqualified from acting on a specific matter pursuant to Section 15.9(l), such individual shall not be taken into account in determining whether a quorum of such Committee exists for taking action with respect to such matter.  In such event, the remaining Committee members must vote unanimously for the Committee to act.

(h)                                 Action Without a Meeting.  Any action required or permitted to be taken by a Committee at a meeting may be taken without a meeting if at least a majority or the members of such Committee consent in writing to the adoption of a resolution authorizing such action.  The resolution and written consents thereto by the members of a Committee shall be filed with the minutes of the proceedings of such Committee.  In addition, any such action shall be deemed to be approved by written consent if the action and materials are provided to each member electronically, with receipt confirmed, and at least a majority of the members of the Committee specifically respond affirmatively by electronic means.

(i)                                     Telephonic Participation.  Any one or more members of a Committee may participate in a meeting of such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

(j)                                    Organization.  At each meeting of a Committee, the Chair of such Committee, or in his or her absence or inability to act, another Committee member, shall act as chair and preside over the meeting.

(k)                                 Compensation.  No individual shall receive any compensation, other than reimbursement of reasonable expenses, for service as a Committee member.

(l)                                     Disqualification and Recusal.  Each member of a Committee shall be disqualified from acting as such with respect to all matters that concern such person individually (but not with respect to matters affecting a group of persons of which such person is merely a member).  In addition, any member of a Committee may, in his or her sole discretion, recuse himself or herself from participating in a decision of the Committee if there is a conflict of interest.

(m)                             Delegation.  In carrying out its duties and responsibilities, a Committee may:

(1)                                 delegate day-to-day tasks to appropriate personnel and ensure that such tasks are performed in a manner that is consistent with Plan documents and other internal procedures;

(2)                                 utilize the services of agents and employ persons to perform ministerial, clerical, recordkeeping, consulting, or legal services to assist the Committee in the performance of its duties; and

(3)                                 employ agents, attorneys, accountants, actuaries or other persons and allocate or delegate to them such powers, rights and duties as a Committee considers necessary or advisable to carry out properly the administration of the Plan.

(n)                                 Committee Counsel.  The General Counsel of GGC shall be Legal Counsel to each Committee and shall be invited to each regular and special Committee meeting, and shall timely receive notice and an agenda if such agenda is available, but shall not be a member of any such Committee.  In his or her sole discretion, the General Counsel may choose one of his or her staff (who may be the Staff Counsel) to attend any meeting in his or her stead.  The Committees may rely on the advice and counsel of the Legal Counsel or his or her delegate (including outside counsel), with respect to legal issues arising in the course of their duties under the Plan.

(o)                                 Indemnification.  The Company shall, to the fullest extent permitted by law and its By-Laws, indemnify any employee, officer or director of the Company who is alleged to have breached a fiduciary duty or to have been a non-fiduciary participant in a fiduciary breach and is made or threatened to be made a party to, or called as a witness in, an action or proceeding in which such allegation may be heard, whether civil or criminal.

(p)                                 Scope of Fiduciary Responsibility of the CEO.  The sole ERISA fiduciary responsibility of the CEO shall be the appointment of, and monitoring of, Committee members.  The CEO has shall have no fiduciary responsibility under ERISA for the action or inaction of any Committee.

15.10                 ADMINISTRATIVE EXPENSES

The Employee Benefits Administrative Committee may employ financial, legal, or other counsel and engage such clerical, financial, or other services as the Committee may deem necessary for the effective administration of the Plan and compliance with federal and state regulations.  Said operating expenses and any other reasonable administrative expenses will be paid out of the Trust Fund to the extent possible consistent with Section 14.2 herein (Exclusive Benefit Rule), unless the Employer elects (in its sole discretion) to pay such expenses.

15.11                 COMMITTEE POWERS AND DUTIES

The Employee Benefits Administrative Committee shall have the power to interpret and construe the Plan, to settle all questions arising from the operation of the Plan, to determine all questions of eligibility and the status and rights of Participants, Beneficiaries and others, and to establish rules for the administration of the Plan and the transaction of its business.  Final determinations or actions of the Committee with respect to any questions arising out of or in connection with the administration of the Plan will be final and conclusive and binding upon all persons having an interest in the Plan.  The Committee may delegate to other persons all or such portion of its duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Committee, in its sole discretion, may decide.

15.12                 INTERPRETATION OF THE PLAN AND FINDINGS OF FACTS

The Employee Benefits Administrative Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan.  In furtherance of, but without limiting, the foregoing, the Employee Benefits Administrative Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

(a)                                 To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual’s entitlement to become a Participant;

(b)                                 To determine the amount of contributions to the Account of, and the amounts (if any) of distributions payable to, any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto).

All decisions of the Committee as to the facts of the case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 17.5 (Claims Procedure).  The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.  The Committee may delegate to other persons all or such portion of its duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Committee, in its sole discretion, may decide.

15.13                 BONDING, INSURANCE AND INDEMNITY

(a)                                 Bonding.  To the extent required under ERISA, the Employer will obtain, pay for and keep current a bond or bonds with respect to the Committees, and any Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

(b)                                 Insurance.  The Employer, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the members of the Employee Benefits Investment Committee, the Employee Benefits Administrative Committee and the Appeals Committee, the members of the Board, and other Employees (and employees of Georgia Gulf Corporation) to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

(c)                                  Indemnity.  If the Employer does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b) above, or if such insurance is provided but any of the parties referred to in subsection (b) above incur any costs or expenses which are not covered under such policies, then the Employer will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

SECTION 16

AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION

16.1                        PERMANENCY OF PLAN

It is contemplated by the Employer that the Plan and Trust shall be maintained indefinitely and that they shall constitute a qualified plan under Code Section 401 and a tax exempt trust under Code Section 501, or any successor provisions.  Nevertheless, the Employer must necessarily reserve and does hereby reserve the rights of amendment, termination and withdrawal as set forth in this Section.

16.2                        RIGHT TO AMEND PLAN

(a)                                 Amendment by the Company.  The Company reserves the right, at any time, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary or desirable, to bring the Plan into conformity with the Code, ERISA, and any applicable regulations promulgated so that the Plan may continue to remain qualified and the Trust may continue to remain tax exempt, or for any other purpose, subject to subsection (c) below.  Any amendment shall be made by means of a written instrument, signed by an officer of the Employer who is duly authorized to execute such written instrument, and shall be approved by the Board or by a person to whom the Board has delegated said authority.

(b)                                 Amendment by Employer other than Company.  An Employer other than Eagle cannot at any time modify or amend, in whole or in part, any or all of the provisions of the Plan so long as such Employer continues to participate in this Plan.  Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to Eagle indicating the effective date of such termination of participation prior to such effective date unless waived by Eagle.  See also Section 16.4 of this Plan.

(c)                                  Restrictions on Amendments.

(1)                                 Exclusive Benefit Rule.  No modification or amendment shall make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries in accordance with Section 14.2 (Exclusive Benefit Rule) herein, except as provided in Section 3.3 (Return of Employer Contributions).

(2)                                 Code Section 411(d)(6) Restrictions.  No amendment to the Plan shall be permitted that would have the effect of decreasing the Account balances of any Participant.  Furthermore, no amendment shall be permitted that would have the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations under Code Section 411(d)(6)(B)(i)) or, except as permitted under Treasury Regulations, eliminating an “optional form of benefit” as defined in Treasury Regulations Section 1.411(d) 4, Q&A 1.  Notwithstanding the preceding sentences, a Participant’s Account balances may be reduced to the extent permitted under Code Section 412(c)(8).

(d)                                 Notwithstanding paragraphs (a) and (b) above, the Plan may not be amended, modified or terminated, in whole or in part, so as to adversely affect the rights of Participants, and the contributions of the Employer under the Plan may not be discontinued or the formula by which the amount of the contributions of the Employer is determined changed in a manner adverse to Participants, for a period of 24 months following a Change in Control of Georgia Gulf Corporation.  As used herein, a “Change in Control” of Georgia Gulf Corporation means the occurrence of any one of the following events:

(1)                                 A third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of Georgia Gulf Corporation’s outstanding voting securities ordinarily having the right to vote for the election of directors of Georgia Gulf Corporation unless such acquisition of beneficial ownership is approved by a majority of the Incumbent GGC Board (as such term is defined in paragraph (2) below); or

(2)                                 Individuals who constitute the board of Directors of Georgia Gulf Corporation (the “Georgia Gulf Board”) as of March 1, 2013 (the “Incumbent GGC Board”) cease for any reason to constitute at least a majority of the Georgia Gulf Board, provided that any person becoming a director subsequent to such date whose election or nomination for election by Georgia Gulf Corporation’s shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent GGC Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Georgia Gulf Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as through such person were a member of the Incumbent GGC Board; or

(3)                                 The shareholders of Georgia Gulf Corporation approve a transaction providing for:

(A)                               The merger, consolidation or other combination of Georgia Gulf Corporation with another corporation (other than a wholly-owned subsidiary) where Georgia Gulf Corporation is not the surviving entity; or

(B)                               The sale of all or substantially all of the assets of Georgia Gulf Corporation; or

(C)                               The liquidation or dissolution of Georgia Gulf Corporation; or

(4)                                 A majority of the Georgia Gulf Board otherwise determines that a Change in Control has occurred.

16.3                        RIGHT TO TERMINATE PLAN

(a)                                 Termination by the Company.  The Employer reserves the right, at any time, to wholly or partially terminate the Plan.  If the Plan is terminated by the Employer, all Accounts of “affected” Participants within the meaning of Code Section 411(d)(3) as of the date of termination shall immediately become nonforfeitable and fully vested, to the extent funded.  If the Plan is partially terminated by the Employer or for whatever reason, all Accounts of those “affected” Participants within the meaning of Code Section 411(d)(3) shall, as of the date of partial termination, immediately become nonforfeitable and fully vested, to the extent funded.  Furthermore, a “complete discontinuance of contributions” within the meaning of Treasury Regulations Section 1.411(d) 2(d) under the Plan shall be treated as a termination of the Plan for purposes of this subsection.

(b)                                 Termination by Employer Other than Eagle.  An Employer other than Eagle cannot at any time terminate this Plan.  Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to Eagle indicating the effective date of such termination of participation prior to such effective date unless waived by Eagle.  See Section 16.4 of this Plan.

(c)                                  Distributions Upon Termination.  If the Plan is terminated, the Account balances of affected Participants shall be either held in the Trust pursuant to the provisions of the Plan, transferred to another plan maintained by the Controlled Group which is qualified under Code Section 401(a), or distributed as soon as administratively feasible pursuant to Rev. Rul. 89 87, in the sole discretion of the Employer.  However, notwithstanding the preceding sentence, a distribution may not be made upon termination if the Controlled Group establishes or maintains any other defined contribution plan which is not an employee stock ownership plan.  See also Section 16.5 for restrictions on transfers.  Any distribution upon Plan termination must not eliminate or reduce an early retirement benefit or retirement type subsidy (as defined in Treasury Regulations under Code Section 411(d)(6)(B)(i)), or except as permitted under Treasury Regulations, eliminate an optional form of benefit payment.

(d)                                 Consent to Distribution or Transfer.  If the Plan is terminated by the Employer and does not offer an annuity option (purchased from a commercial provider), then the Plan may distribute a Participant’s Account balances without the Participant’s consent unless a member of the Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), in which case the Participant’s Account balances may be transferred without the Participant’s consent to such other defined contribution plan if the Participant does not consent to an immediate distribution from the Plan.

16.4                        TERMINATION OF PARTICIPATION IN PLAN BY EMPLOYER OTHER THAN EAGLE

An Employer other than Eagle may cease to participate in this Plan at any time by giving written notice to Eagle indicating the effective date of such termination of participation prior to such effective date unless waived by Eagle, and, in such event, the Account balances of Participants who are Employees of such Employer or who were Employees of such Employer and who are no longer Employees of any Employer shall be either held in the Trust for the benefit of such Participants and their Beneficiaries pursuant to the provisions of the Plan, or transferred to another plan of such Employer ceasing participation which is a qualified plan under Code Section 401(a) if Eagle approves of such transfer and if the requirements of Section 16.5 of this Plan are, in the opinion of Eagle in its sole discretion, satisfied.

16.5                        MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS

(a)                                 Code Section 401(a)(12) Restriction.  The Plan shall not be merged or consolidated with any other plan, and its assets and liabilities may not be transferred to any other trust, unless each Participant, immediately after the merger, consolidation or transfer (if the Plan then is terminated), would receive a benefit which is equal to or greater than the benefit he would have been entitled to receive, and would be entitled to each benefit payment option to which he would have been entitled, immediately before the merger, consolidation or transfer (if the Plan is then terminated).

(b)                                 Code Section 401(a)(11) Restriction.  Subject to subsection (c) below, this Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code Section 401(a) subject to the approval of Eagle; provided, however, in no event shall this Plan be the recipient of a direct or indirect transfer of assets if such receipt would make this Plan a “transferee plan” within the meaning of Treasury Regulations Section 1.401(a) 20, Q&A 5(a), unless such assets are separately accounted for (within the meaning of Treasury Regulations Section 1.401(a) 20, Q&A 5(b)) and are subject to the requirements of Code Sections 401(a)(11) and 417.

(c)                                  Code Section 411(d)(6) Restriction.  This Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code Section 401(a) in accordance with subsection (b) above only if such transfer satisfies the provisions of Treasury Regulations Section 1.411(d) 4, Q&A 3.

(d)                                 Plan Mergers.  If another plan is merged into this Plan after the effective date of a change in the plan qualification requirements of the Code but prior to the date when that other plan is amended to comply with those changes in the Code, then the provisions of this Plan that are intended to comply with those changed plan qualification requirements shall be deemed to relate back to, and to apply to, the plan that is merged into this Plan during periods of time from the effective date of the change in the plan qualification requirements of the Code through the date of the plan merger.

16.6                        ADOPTION OF PLAN BY AGGREGATED CODE SECTION 414 EMPLOYERS

(a)                                 Procedures for Adoption of Plan.  This Plan may be adopted by any member of the Controlled Group if the following requirements are met:

(1)                                 The member of the Controlled Group wishing to become an Employer must adopt the Plan by the execution of a formal resolution by such member’s board of directors (or other governing body or person) to adopt this Plan, and such resolution or a merger amendment or an adoption agreement, as appropriate, shall indicate the effective date of such adoption; and

(2)                                 Such document(s) evidencing the adoption of the Plan by the Controlled Group member must be delivered to and accepted in writing by the EBC.

The documents referred to in paragraphs (1) and (2) of this Section may, in addition to specifying the Effective Date of the adoption, specify other provisions including, but not limited to, credit for service prior to the effective date for eligibility.  In the absence of any such provisions, the terms and provisions of this Plan shall control.

(b)                                 Procedures for Withdrawal from Plan.  Any Employer may voluntarily withdraw from participating in the Plan, provided that notice of such intent to discontinue participation is furnished to Eagle prior to the effective date of the withdrawal, unless waived by Eagle.  Eagle unilaterally may terminate an adopting Employer’s participation in the Plan for:

(1)                                 failure to timely provide requested information;

(2)                                 failure to timely make contributions;

(3)                                 failure to cooperate with Eagle in administering the Plan; or

(4)                                 for any other reason that Eagle deems appropriate.

(c)                                  Transfer of Assets.  Upon the voluntary withdrawal or involuntary termination of an Employer’s participation in the Plan, Eagle shall determine the amount of assets and liabilities of the Plan (if any) which shall be transferred to a qualified plan of the withdrawing Employer.  This determination shall be made based upon principles set forth in Code Sections 401(a)(12) and 414(l) and the regulations promulgated thereunder.  Any transfer of assets and liabilities under this subsection (c) shall comply with the provisions of Section 16.5 (Merger, Consolidation, etc.).

(d)                                 Apportionment of Costs.  Eagle and all Employers shall share in the costs of the Plan (other than those costs paid from the Trust Fund in accordance with Section 14.2), including but not limited to, the contributions to the Plan, the costs of the EBC, the costs of the consultants (actuaries, accountants, attorneys, etc.) and various other direct and indirect costs of operating the Plan which may initially be borne by Eagle or any Employer but which are determined by the EBC to be costs associated with the Plan.  The EBC shall apportion these costs to Eagle and each Employer as it deems to be equitable.

(e)                                  Cooperation.  Each Employer shall cooperate fully with Eagle and the EBC with regard to all matters pertaining to the Plan.  Any failure to cooperate will be grounds for the involuntary termination of that Employer’s participation in the Plan.

SECTION 17

GENERAL PROVISIONS

17.1                        PARTICIPANT’S RIGHTS TO EMPLOYMENT

Nothing contained in the Plan or the establishment of the Trust, or any modification thereof, or the creation of any fund or account, or the payment of any benefits, shall be construed to give any Employee, whether or not a Participant, or any Beneficiary, any rights to continued employment, any legal or equitable right against an Employer, or any officer or employee thereof, or the Trustee, or its agents or employees, except as herein provided.

17.2                        NO GUARANTEE OF INTERESTS

The Employer, the Committees under the Plan and the Trustee do not guarantee the Trust Fund from any loss or depreciation, nor do they guarantee any payment to any person.  The liability of the Trustee, the Employer, and the EBC to make payments hereunder is limited to the available assets of the Trust Fund.

17.3                        STANDARD OF CONDUCT

Any person who is a fiduciary with respect to this Plan shall:  (a) discharge his or her duties solely in the interest of and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable administrative expenses of the Plan, and shall conduct himself or herself with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (b) act at all times in accordance with the documents governing the Plan and Trust as they may be amended from time to time; (c) not engage in nor allow the Plan or Trust to engage in any transaction which is prohibited under ERISA Section 406 and which is not allowed by ERISA Section 408 or is prohibited under Code Section 4975; (d) not knowingly participate in or conceal an act of another fiduciary under the Plan which he or she knows to involve a breach of fiduciary duty within the meaning ERISA; and (e) make reasonable efforts under the circumstances to remedy a breach of duty described in subsection (d) discovered by him or her.

17.4                        ALLOCATION OF DUTIES

All responsibilities for the operation and administration of the Plan shall be allocated as follows:

(a)                                 The Employer shall furnish to the Trustee information with respect to service, eligibility, Eligible Earnings and compensation, Termination of Employment and other matters required or desirable for the purpose of enabling the Trustee to carry out its duties and responsibilities under this Plan and Trust, and the Trustee may rely upon such information as conclusive proof of any fact or matter.  The Employer shall also transmit to the Trustee, all Employer and employee contributions under the Plan, and the Company shall determine the amount of all such contributions.

(b)                                 The Committees shall have those duties and responsibilities set forth in Section 15 and this Section 17.

(c)                                  The Trustee shall have responsibility for managing and administering the Trust Fund subject to the terms and provisions of this Plan and the Trust Agreement.  The Trustee shall have responsibility for making benefit payments only upon the specific written direction of the EBC or in accordance with procedures established by the EBC.

17.5                        CLAIMS PROCEDURE.

(a)                                 Filing a Claim.  All claims and requests for benefits under the Plan shall be directed to the attention of the Employee Benefits Administrative Committee (“EBC”) in writing.  The writing must be reasonably calculated to bring the claim to the attention of the EBC.

(b)                                 Notification of Denial.  If the EBC determines that any individual who has claimed a right to receive benefits under the Plan (the “claimant”) is not entitled to receive all or any part of the benefits claimed, the claimant shall be informed in writing of the specific reason or reasons for the denial, with specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why said material or information is necessary and a description of the review procedures set forth in subsection (d) below.

(c)                                  Timing of Notification.  The claimant shall be so notified of the EBC’s decision within 90 days after the receipt of the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, the EBC shall furnish the claimant written notice of the extension prior to the termination of the initial 90 day period.  In no event shall said extension exceed a period of 90 days from the end of said initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the EBC expects to render a final decision.  If for any reason the claimant is not notified within the period described above, the claim shall be deemed denied and the claimant may then request review of said denial, subject to the provisions of subsection (d) below.

(d)                                 The Appeals Committee and Review Procedures.

(1)                                 Appointment of the Appeals Committee.  The Appeals Committee (“AC”) shall be composed of the incumbents, if the position is filled from time-to-time, of two GGC positions, to be determined in his discretion by the CEO, effective on the date that each is appointed by the CEO:

In the event of a vacancy on the Committee, the CEO shall appoint the successor in the position or, if the position is discontinued, such other person as the CEO shall choose.  The Recording Secretary for the AC shall be the Staff Counsel or the Asst. GC of GGC, who shall not be a member of the Committee.  The members of the Appeals Committee may, but need not, participate in the Plan.  The AC shall discharge its duties in accordance with the general fiduciary responsibility standards and other applicable standards of ERISA and other applicable law.  In the event of a claim by a member of the AC, any appeal shall be heard by the IC, and paragraphs (2) through (4) shall be applicable to the IC in any such proceeding.

(2)                                 Authority to Determine Appeals.  The AC has discretionary authority, subject to applicable law, to hear, evaluate, and determine appeals from denied claims for benefits under the Plan, including all the enumerated powers set forth in Section 15.7, as necessary or appropriate for it to be able to carry out these responsibilities.  Notwithstanding the foregoing, the AC shall have the authority to delegate to insurance companies or third-party administrators such authority regarding denied claims for benefits under the Plans.

(3)                                 ERISA Fiduciary Responsibility.  The AC shall discharge its duties hereunder in accordance with the fiduciary responsibility standards and other applicable provisions of ERISA and other applicable law.

(4)                                 No Expansion of Duties.  Nothing herein shall expand the fiduciary duties of the AC beyond those necessary to discharge its responsibilities in accordance with this Section 17.5(d).

17.6                        NONALIENATION OR ASSIGNMENT; QDRO’S

(a)                                 Spendthrift Clause.  Except as provided in subsection (b) below, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever.  Neither a Participant nor his Beneficiaries may assign, sell, borrow on (except in the case of a Plan loan authorized under Section 8 of this Plan), or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.  Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant’s benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C), provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant’s spouse (if any) are satisfied.

(b)                                 Qualified Domestic Relations Orders.

(1)                                 General Rule.  The provisions of subsection (a) above shall not apply to a “qualified domestic relations order,” as defined in Code Section 414(p) and ERISA Section 206(d)(3), or any other domestic relations order permitted to be treated as a “qualified domestic relations order” by the EBC under the provisions of the Retirement Equity Act of 1984.  The EBC shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  To the extent provided under a “qualified domestic relations order,” a former Spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(2)                                 QDRO Procedures.

(A)                               Procedure Upon Receipt.  Upon receiving a domestic relations order, the EBC shall notify all affected Participants and any Alternate Payees (Spouse, former spouse, child or other dependent of the Participant, named in the order) that the order has been received.  The EBC shall also notify the affected Participants and Alternate Payees of its procedure for determining whether the domestic relations order is qualified.

(B)                               Procedure During Determination.  During the period the EBC is determining the qualified status of the order, the EBC shall separately account for the amount (if any) that would be payable to an Alternate Payee under this order (if it were a qualified domestic relations order) during this period.  If the EBC determines that the order is a qualified domestic relations order during the 18 month period commencing on the date the first payment would be required under the qualified domestic relations order, then the Alternate Payee shall receive payment from the separate account.  If the EBC cannot make a determination of the order’s qualified status during this 18 month period (or determines the order is not a qualified domestic relations order), then the Trustee shall return the amounts in the separate account to the Account of the affected Participant as if no court order had been received.

(3)                                 QDRO Payouts.

(A)                               Payment Upon Receipt of QDRO.  Notwithstanding any provision of this Plan to the contrary, any amounts of a Participant’s vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations order under paragraph (1) above, become the vested Account balances of an Alternate Payee under such order shall be distributed in the form of a single lump sum payment to the Alternate Payee as of the earliest date on which such amounts can be accurately determined and paid, subject to any provisions of the qualified domestic relations order to the contrary.  No written consent of the Alternate Payee shall be required for this distribution pursuant to Treasury Regulations Section 1.411(a) 11(c)(6).

(B)                               Subsequent Additional Amounts.  The preceding subparagraph (A) shall apply to any amounts of a Participant’s vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations under paragraph (1) above, become the vested Account balances of an Alternate Payee under such order after a payment under subparagraph (A) above due to allocation of additional contributions or earnings, or any other reason.

(4)                                 Status of Alternate Payee.  An Alternate Payee under a qualified domestic relations order shall be entitled to all rights of a Beneficiary hereunder except as otherwise specified herein.

17.7                        PLAN CONTINUANCE VOLUNTARY

Although it is the intention of the Employer that this Plan shall be continued and that contributions shall be made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments hereunder are not assumed as a contractual obligation of the Employer.

17.8                        PAYMENTS TO MINORS AND OTHERS

In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the EBC, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, the EBC, in its sole and complete discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, the EBC and this Plan, without any responsibility on the part of the EBC or the Trustee to see to the application of amounts so distributed.

17.9                        LOCATION OF PAYEE; UNCLAIMED BENEFITS

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the expiration of a reasonable time after it has become payable, remain unpaid solely by reason of the inability of the EBC, after sending a registered letter, return receipt requested, to the last known address of such person, and after further diligent effort (including, in the EBC’s discretion, the use of a private locator service), to ascertain the whereabouts of such person, the amount so distributable shall be paid pursuant to the terms and provisions of the Plan as if the Participant or Beneficiary is deceased.  If, for any reason, no Beneficiary or contingent Beneficiary can be found, the amount so distributable shall be forfeited and shall be used to reduce the contributions to the Plan.  In the event a proper payee is located subsequent to the benefit being forfeited, the benefit shall be restored, and the Employer shall make special contributions to this Plan for such purpose.

17.10                 GOVERNING LAW

This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States under ERISA.  To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia.  If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

17.11                 CORRECTION OF PARTICIPANTS’ ACCOUNTS

If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the EBC will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered.  Further, the Employer may, in its discretion, make a special discretionary contribution to the Plan which will be allocated by the EBC only to the Account of one or more Participants to correct such error or omission.

17.12                 ACTION OF EMPLOYER AND EBC

Except as may be specifically provided, any action required or permitted to be taken by the Employer or the EBC may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.

17.13                 EMPLOYER RECORDS

Records of the Employer as to an Eligible Employee’s or Participant’s period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, compensation, and elections or designations under this Plan will be conclusive on all persons, unless determined by the EBC to be incorrect.

17.14                 GENDER AND NUMBER

Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

17.15                 HEADINGS

The titles in this Plan are inserted for convenience of reference; they are not to be considered in the construction of the Plan.

17.16                 LIABILITY LIMITED

The Employer and the Committees under the Plan shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by an actuary, accountant, trustee, insurance company, counsel or other expert who shall be employed or engaged by a Committee or the Employer.

17.17                 PROHIBITED DISCRIMINATION

This Plan shall be operated and administered in a uniform and consistent manner with respect to all Participants and in a manner that does not discriminate in favor of Highly Compensated Employees.

17.18                 ANNUITIES

If an annuity is one of the forms of payment available to Participants or Beneficiaries under this Plan, the terms of any annuity contract purchased or distributed by the Plan to a Participant and/or his Beneficiary(ies) shall comply with the requirements of this Plan.  Any annuity contract distributed from this Plan must be nontransferable.

17.19                 LEGAL REFERENCES

Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

17.20                 ELECTRONIC MEANS OF COMMUNICATION

Whenever, under this Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Employer, one of the Committees, the Trustee or a delegate of any of them, to the extent permitted by law and in accordance with Treasury Regulations Section 1.401(a)-21, the election, notice, consent, distribution request or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative procedures then in effect under the Plan provide for such means of communication.

17.21                 MILITARY SERVICE

Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).  “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

17.22                 PLAN CONVERSIONS

Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the EBC, the EBC may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant’s right to change his contribution election, a Participant’s right to change his investment election and a Participant’s right to borrow or withdraw from his Account or obtain a distribution from his Account.

SECTION 18

LIMITATIONS ON CONTRIBUTIONS
AND BENEFITS

18.1                        FEDERAL LAW LIMITS

In no event shall Company Contributions, Savings, Catch-Up Contributions and/or Elective Deferrals exceed any applicable limitation imposed by federal law.

18.2                        DEFINITIONS

For purposes of this Section 18 only, the following words and phrases shall have the following meanings:

(a)                                 ACTUAL DEFERRAL PERCENTAGE means, with respect to an Eligible Employee for a Plan Year, the ratio (expressed as a percentage), of Elective Deferrals on behalf of the Eligible Employee for the Plan Year to the Eligible Employee’s Compensation for the Plan Year.  For purposes of the ADP test under Section 18.6 of this Plan, Elective Deferrals shall be taken into account for a Plan Year only if such Deferrals relate to Compensation that either would have been received by the Participant but for the deferral election or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2½ months after the close of the Plan Year but for the deferral election.

(b)                                 ANNUAL ADDITIONS mean the amounts allocated to a Participant’s Account in this Plan and in any other defined contribution retirement plan maintained by the Employer during the Limitation Year that constitutes:

(1)                                 Company Contributions and contributions to the DC Program Accounts under Appendix I and Appendix II; and

(2)                                 Employee Contributions (Savings and/or Elective Deferrals); and

(3)                                 Forfeitures; and

(4)                                 Amounts described in Code Sections 415(l)(1) and 419A(d)(2).

Annual Additions shall not include any restorative payments as defined under Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C).

(c)                                  AVERAGE ACTUAL DEFERRAL PERCENTAGE (“ADP”) means, with respect to a Plan Year, the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees for such Plan Year.

(d)                                 COMPENSATION means compensation as defined in Code Section 415, including (1) amounts paid after a Participant’s severance from employment with the Employer, provided the amounts are paid by the later of 2½ months after severance from employment or the end of the Limitation Year that includes the date of severance from employment and (A) the amounts paid would have been otherwise included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer; (B) the amounts paid are payments for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; and (C) the amounts paid are payments received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued his employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income; (2) amounts paid to a Participant to the extent excludible from the Participant’s gross income on account of the location of the services or because all amounts paid by the Employer with respect to the Participant are excluded from gross income; provided, however, that such amounts shall not be treated as Compensation to the extent they are not effectively connected to the conduct of a trade or business in the United States; (3) amounts includible in the gross income of the Participant under the rules of Code Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant; and (4) payments made to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) or disability to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering military service or becoming disabled.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $250,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Compensation means Compensation during the Plan Year or such other consecutive-12-month period over which Compensation is otherwise determined under the Plan (the “determination period”).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

(e)                                  EMPLOYER means Eagle and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which Eagle is a part or any other entity that must be aggregated with Eagle under Code Section 414 (o).

(f)                                   EMPLOYEE means an employee of the Employer and shall include a Leased Employee as defined under Section 18.2(n), subject to Section 1.6 of the Plan.  Notwithstanding the foregoing, if such Leased Employees constitute less than 20% of the Employer’s nonhighly compensated work force within the meaning of Code Section 414(n)(1)(C)(ii), the term “Employee” shall not include any Leased

Employees covered by a plan described in Code Section 414(n)(5) unless otherwise provided by the terms of this Plan other than in this Section 18.

(g)                                  EMPLOYER SECURITIES means stock described in Code Section 4975(e)(8) or in Treasury Regulations Section 54.4975-12.

(h)                                 EXCESS CONTRIBUTIONS means the amount described in Code Section 401(k)(8)(B).

(i)                                     EXCESS DEFERRAL AMOUNT means the amount of Elective Deferrals for a year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 18.8(b).

(j)                                    HIGHLY COMPENSATED EMPLOYEE means a highly compensated employee as defined in Code Section 414(q) and the regulations promulgated pursuant thereto.

(1)                                 Generally, a Highly Compensated Employee means a highly compensated active employee and highly compensated former employee who:

(A)                               was a 5% owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current or the preceding year; or

(B)                               For the preceding year, (i) had compensation from the Employer in excess of $115,000 (as adjusted by the Secretary pursuant to Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996) and (ii) is in the group consisting of the top 20% of the Employees when Employees for that year are ranked on the basis of compensation paid during such year.

(2)                                 For purposes of this definition, compensation means compensation within the meaning of Code Section 415(c)(3).

(3)                                 For purposes of this definition, Employees who are nonresident aliens and who have no earned income (as defined in Code Section 911(d)(2)) that constitutes income from sources within the United States (under Code Section 861(a)(3)) shall be excluded from consideration as Employees.

(4)                                 In determining the top 20% of Employees for purposes of paragraph (1)(B), the following Employees shall be excluded:  (A) Employees who have not completed six months of service; (B) Employees who normally work less than 17½ hours per week; (C) Employees who normally work less than six months during any year; (D) Employees who have not attained the age of 21 years; and (E) except to the extent provided in regulations of the Secretary of the Treasury, Employees included in a unit of employees covered by a collective bargaining agreement between a member of the Controlled Group and employee representatives.

(5)                                 A former Employee will be deemed to be a Highly Compensated Employee if he was a Highly Compensated Employee either (A) at the time of his Termination of Employment or (B) at any time after reaching age 55.

(k)                                 LEASED EMPLOYEE means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Employer.

(l)                                     LIMITATION YEAR means the calendar year.

(m)                             NON-HIGHLY COMPENSATED EMPLOYEE means an Employee of the Employer who is not a Highly Compensated Employee.

18.3                        MAXIMUM ANNUAL ADDITION

For each Plan Year, the Annual Addition to the Accounts of a Participant under the Plan and to the accounts of such Participant under all other defined contribution plans maintained by the Employer, any Affiliate or a predecessor employer to the extent provided by Treasury Regulation Section 1.415(f)-1(c) may not exceed the lesser of:

(a)                                 $50,000, as adjusted for increases in the cost-of-living under Code Section 415(d); or

(b)                                 100% of the Participant’s Compensation for the Plan Year.

18.4                        SPECIAL RULES

The Compensation limitation included in Code Section 415(c) shall not apply to:

(a)                                 Any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition, or

(b)                                 Any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

18.5                        MAXIMUM AMOUNT OF ELECTIVE DEFERRALS

No Employee shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $17,500 or the applicable amount (increased for inflation by the Secretary of the Treasury) determined in accordance with Code Section 402(g).

18.6                        AVERAGE ACTUAL DEFERRAL PERCENTAGE

(a)                                 The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the current Plan Year shall not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(b)                                 The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the current Plan Year shall not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year by more than two percentage points.

18.7                        MULTIPLE PLANS

(a)                                 For purposes of this Section 18, the Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his Account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or another Controlled Group member shall be determined as if all such Elective Deferrals were made under a single arrangement.

(b)                                 The determination and treatment of the Elective Deferrals and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the United States Secretary of the Treasury.

18.8                        DISTRIBUTION OF EXCESS DEFERRALS

(a)                                 Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto for the Plan Year for which said Excess Deferral Amounts were made, but not for any period between the close of such Plan Year and the date said Excess Deferral Amounts are distributed, shall be distributed no later than each April 15 to Participants who claim such allocable Excess Deferral Amounts for the preceding Year.

(b)                                 The Participant’s claim shall (1) be in writing, (2) be submitted to the EBC no later than March 1 of the year following the Plan Year in question, (3) specify the Participant’s Excess Deferral Amount for the preceding Plan Year and (4) be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Code Section 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

(c)                                  Maximum Distribution Amount

The Excess Deferral Amount distributed to a Participant with respect to a Plan Year shall be adjusted for income allocable thereto for the Plan Year for which said Excess Deferral Amount was made, but not for any period between the close of such Plan Year and the date said Excess Deferral Amount is distributed, and, if there is a Loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Elective Deferrals for the Plan Year.

18.9                        DISTRIBUTION OF EXCESS CONTRIBUTIONS

(a)                                 Notwithstanding any other provisions of the Plan, Excess Contributions and income allocable thereto for the Plan Year for which said Excess Contributions were made, but not for any period between the close of such Plan Year and the date said Excess Contributions are distributed, shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

(b)                                 Determination of Income

The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant’s Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant’s Account balances attributable to Elective Deferrals on the last day of the preceding Plan Year.

(c)                                  Maximum Distribution Amount

The Excess Contributions that would otherwise be distributed to the Participant shall be adjusted for income for the Plan Year for which said Excess Deferral Amounts were made, but not for any period between the close of such Plan Year and the date said Excess Deferral Amounts are distributed, shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant and shall, if there is a Loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Elective Deferrals for the Plan Year.

(d)                                 Accounting for Excess Contributions

Amounts distributed under this Section 18 shall first be treated as distributions from the Participant’s Elective Deferral Account.

(e)                                  The amount of a Highly Compensated Employee’s Excess Contributions will be determined in the following manner.  The amount by which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage would have to be reduced to satisfy the ADP test or cause such percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest percentage shall be determined.  This process shall be repeated until the ADP test would be satisfied.  The amount of Excess Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Compensation.  The identity of the Highly Compensated Employees subject to distribution (or recharacterization) of Excess Contributions will be determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of elective and other contributions treated as elective contributions for the Plan Year until the amount of Excess Contributions have been accounted for.  The amount of Excess Contributions to be distributed (or recharacterized) shall be reduced by Excess Deferral Amounts previously distributed for the taxable year ending in the same Plan Year and Excess Deferral Amounts to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

(f)                                   Notwithstanding the foregoing, if a Participant who is eligible to make Catch-Up Contributions, as described under Section 2.7 of this Plan, is determined to have made Excess Contributions during such Plan Year, the portion of such excesses that consist solely of such Participant’s Elective Deferral Contributions shall first be treated as Catch-Up Contributions, subject to applicable limitations under Code Section 414(v) and subject to Treasury Regulation Section 1.414(v)-1.  After such excesses are first treated as Catch-Up Contributions to the extent permissible, the elimination of any additional such excesses shall be made in accordance with the rules described in the preceding paragraphs.  If any Elective Deferral Contributions are treated as Catch-Up Contributions under this Section 18.9(f), such treatment shall be accompanied by a forfeiture of the corresponding Matching Contributions, if any.  In addition, any income or losses allocable to excesses that are treated as Catch-Up Contributions under this Section 18.9(f) shall be treated as income or losses attributable to such Catch-Up Contributions and shall not be subject to distribution under the prior provisions of this Section 18.9.

18.10                 ALLOCATION OF FORFEITURES

(a)                                 Amounts forfeited by Highly Compensated Employees under this Section 18 shall be treated as Annual Additions and either:

(1)                                 Applied to reduce Company Contributions; or

(2)                                 Allocated, after all other forfeitures under the Plan and subject to Section 18.10(b), to the same Participants and in the same manner as such other forfeitures of Company Contributions are allocated to other Participants under the Plan.

(b)                                 Notwithstanding the foregoing, no forfeitures arising under this Section 18 shall be allocated to the Account of any Highly Compensated Employee.

18.11                 REDUCTION OF HIGHLY COMPENSATED EMPLOYEE ELECTIVE DEFERRALS OR SAVINGS

Notwithstanding any provisions of the Plan, the maximum amount of Elective Deferrals or Savings of Participants who are Highly Compensated Employees may be reduced from time to time by the EBC so as to enable the Plan to meet the nondiscrimination requirements of the Code.  The EBC shall prescribe the manner and procedures to determine a Participant’s status as a Highly Compensated Employee, the applicable determination year and the manner and procedures by which any such reductions shall be carried out.

SECTION 19

TOP-HEAVY PROVISIONS

This Section 19 shall become operative for a Plan Year and shall supersede any conflicting provisions of the Plan only if, on the last day of the preceding Plan Year, the Administrator determines that the Plan is a Top-Heavy Plan.

19.1                        TOP-HEAVY RATIO

(a)                                 If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has never maintained any defined benefit plan that has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date.  Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution that is due but unpaid as of the Determination Date.  For purposes of this paragraph (a), the Account balances of an employee shall be increased by any distributions made to such employee during the one-year period ending on the Determination Date (or, in the case of distributions made for reasons other than severance from employment, death and disability, the five-year period ending on the Determination Date).

(b)                                 If the Employer maintains or has maintained one or more defined benefit plans that have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of Account balances under the defined contribution plans for all Key Employees and the Present Value of accrued benefits under the defined benefit plan for all Key Employees, and the denominator of which is the sum of the Account balances under the defined contribution plans for all Participants and the Present Value of accrued benefits under the defined benefit plans for all Participants.  Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an Account balance of an accrued benefit made in the one-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

(c)                                  For purposes of paragraphs (a) and (b) above, the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date.

(d)                                 The Account balance and accrued benefit of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.  Nondeductible voluntary Participant contributions are included in the computation.  Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  The Account balance of a former Participant who has not performed any service for the Employer (except Plan benefits) over the one-year period ending on the Determination Date, shall be disregarded.  When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same year.

19.2                        PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

19.3                        REQUIRED AGGREGATION GROUP means:

(a)                                 Each qualified plan of the Employer, including any terminated plan that was maintained by the Employer at any time within the one-year period ending on the Determination Date in which at least one Key Employee participates; and

(b)                                 Any other qualified plan of the Employer that enables a plan described in subsection (a) above to meet the requirements of Code Sections 401(a)(4) or 410.

19.4                        DETERMINATION DATE means the last day of the preceding Plan Year.

19.5                        VALUATION DATE means, for purposes of this Section 19, the last day of the Plan Year.

19.6                        PRESENT VALUE means, for purposes of calculating the Top-Heavy Ratio, the value based on an interest rate of 5% per annum and mortality according to the 1984 Unisex Pension Mortality Table.

19.7                        TOP-HEAVY DEFINITION

If the Top-Heavy Ratio for all plans in the Required Aggregation Group exceeds 60%, then all plans in the Required Aggregation Group are Top-Heavy Plans unless there exists a Permissive Aggregation Group for which the Top-Heavy Ratio does not exceed 60%, in which case no plan in the Permissive Aggregation Group is a Top Heavy Plan.

19.8                        MINIMUM ALLOCATION

(a)                                 Except as otherwise provided in paragraph (c) or (d) below, Company Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant’s compensation (as defined in paragraph (b) below) or in the case where the

Employer has no defined benefit plan that designates this Plan to satisfy Code Section 401(a), the highest rate of Employer contributions and forfeitures, as limited by Section 19.10, allocated on behalf of any Key Employee for that year.  The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of:

(1)                                 The Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan); or

(2)                                 The Participant’s failure to make mandatory employee contributions to the Plan; or

(3)                                 Compensation of the Participant that is less than a stated amount.

(b)                                 For purposes of computing the minimum allocation, “compensation” means a Participant’s compensation as determined under Code Section 415(c)(3).

(c)                                  The provisions in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d)                                 The provisions in paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer where the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan(s).

(e)                                  For purposes of determining the highest rate of contribution applicable to any Key Employee under paragraph (a) above, amounts that such Key Employee elects to defer as Elective Deferrals shall be counted.

(f)                                   Notwithstanding any contrary provision herein, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2).

19.9                        NONFORFEITABILITY OF MINIMUM ALLOCATION

The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

19.10                 COMPENSATION LIMITATION

For any Plan Year in which the Plan is Top-Heavy, the annual compensation of each Participant taken into account in determining allocations shall not exceed $250,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual compensation means compensation during the Plan Year or such other consecutive-12-month period over which compensation is otherwise determined under the Plan (the “determination period”).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

19.11                 KEY EMPLOYEE

Key Employee means a person who at any time during the Plan Year or the preceding four Plan Years was:

(a)                                 An officer (i.e., an employee who is an officer in fact and who earns for the year in excess of $165,000 (as adjusted under Code Section 416(i)(1))).  The number of officers is limited to a maximum of the lesser of:

(1)                                 50 employees; or

(2)                                 The greater of three employees or 10% of all employees.

(b)                                 A shareholder (i.e., any employee who:

(1)                                 Owns more than a 5% interest in the Employer; or

(2)                                 Owns 1% or more interest in the Employer and earns compensation from the Employer in excess of $150,000 annually).

(c)                                  A Beneficiary of a Key Employee is a Key Employee.  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(d)                                 Non-Key Employee shall mean any Employee who is not a Key Employee as defined in paragraph (a), (b) or (c) above.

19.12                 METHOD OF DETERMINING ACCRUED BENEFIT

Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan (within the meaning of Code Section 416(g)) the accrued benefit of an employee other than a Key Employee (within the meaning of Code Section 416(i)(1)) shall be determined under:

(a)                                 The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any Affiliate; or

(b)                                 If there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(1)(C).

SECTION 20

ESOP COMPONENT

20.1                        IN GENERAL

(a)                                 The Plan shall consist of two components, one of which shall be the ESOP Component, and the other of which shall be the Profit Sharing Component.  During the first Plan Year when there are any amounts under the Plan that are invested in Company Stock and that are attributable to contributions to the Plan or investment changes within the Plan during that first Plan Year, these amounts shall be invested in the Non-ESOP Company Stock Fund.  The portion of any Account that is invested in the ESOP Company Stock Fund from time to time shall be provided under the ESOP Component of the Plan, and the portion of any Account that is invested in any Investment Fund other than the ESOP Company Stock Fund from time to time shall be provided under the Profit Sharing Component of the Plan.

(b)                                 The ESOP Component of the Plan is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7).  The ESOP Component is designed to invest primarily in “qualifying employer securities,” as defined in Code Sections 4975(e)(8) and 409(l) and ERISA Section 407(d)(5).  The ESOP Component is described in this Section 20.  The provisions of this Section 20 shall supersede any contrary provisions of the Plan.

20.2                        ACQUISITION AND DISPOSITION OF EMPLOYER SECURITIES.

(a)                                 General.  Any purchase of Company Stock by the Trust Fund shall be made at a price that is not in excess of its fair value market value.  The Investment Committee shall determine the fair market value of any nonpublicly traded Company Stock based upon the value determined by an independent appraiser that has expertise in rendering such evaluations and that satisfies requirements similar to those set forth in Treasury Regulations promulgated under Code Section 170(a)(1).  The Investment Committee may direct the Trustee to buy Company Stock from, or sell Company Stock to, any person, subject to Subsection (b) below.

(b)                                 Transactions with Disqualified Persons.  In the case of any transaction involving Company Stock between the Trust Fund and a disqualified person (as defined in Code Section 4975(e)(2)) or any transaction involving Company Stock that is subject to ERISA Section 406(b), no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined in ERISA Section 3(18)) or, in the case of an evidence of indebtedness of an Employer or an affiliate of an Employer, at a price not less favorable to the Plan than the price determined under ERISA Section 407(e)(1).

20.3                        DIVERSIFICATION OF INVESTMENT.

(a)                                 In General.  Participants may diversify the investment of amounts invested in the ESOP Company Stock Fund under the ESOP Component of the Plan by electing pursuant to Sections 4.3 and 12.2(c)(2) to invest such amounts in one of the other Investment Funds maintained under the Plan (other than the Non-ESOP Company Stock Fund).  Any such election shall be deemed to be a transfer of such amounts from the ESOP Component of the Plan to the Profit Sharing Component of the Plan.

(b)                                 Code Section 401(a)(28) Rules.

(1)                                 Without limiting the generality of the foregoing subsection (a), each Qualified Participant (as defined in paragraph (3) below) may elect within 90 days after the close of each Plan Year in the Qualified Election Period (as defined in paragraph (4) below) to direct the Trustee of the Plan as to the investment of at least 25% of the portion of the Participant’s Account that is invested in the ESOP Company Stock Fund (to the extent that such portion exceeds the amount to which a prior election under this subsection (b) has applied).  In the case of the year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “50%” for “25%”.

(2)                                 The Plan in all instances shall offer at least three investment options to each Participant making an election under paragraph (1) above, and within 90 days after the period during which the election may be made, the Plan shall invest the portion of the Participant’s account covered by the election in accordance with the election.

(3)                                 For purposes of this subsection (b), “Qualified Participant” means any employee participating in this Plan who has completed at least 10 years of participation in the Plan and has attained the age of 55.

(4)                                 For purposes of this subsection (b), “Qualified Election Period” means the 6-Plan-Year period beginning with the first Plan Year in which the employee first becomes a Qualified Participant.

20.4                        PUT OPTION ON COMPANY STOCK.

(a)                                 When Put Required.  If a Participant receives a distribution of Company Stock and the Company Stock is not readily tradable on an established market, then the Company Stock distributed to the Participant (or his or her Beneficiary) must be subject to a put option, as described in this Section 20.4.

(b)                                 Holder of Put.  The put option shall be exercisable by the Participant, or if deceased, by the Participant’s Beneficiary, by the donees of either or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Participant or the Beneficiary.

(c)                                  Responsibility for Put.  The holder of the put option shall be entitled to put the Company Stock to the Employer.  The Investment Committee shall have the authority to have the Plan assume the rights and obligations of the Employer at the time the put option is exercised by directing the Trustee to repurchase the Company Stock; provided, however, that under no circumstances may the put option bind the Plan.  If it is known that federal or state law will be violated by the Employer’s honoring the put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Employer or a shareholder of the Employer other than the Plan) that has substantial net worth that is reasonably expected to remain substantial.

(d)                                 Duration of Put.  The holder of the put option shall be entitled to exercise the option at any time during two option periods.  The first option period shall be the 60-day period commencing on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall commence in the following Plan Year.  The period during which a put option is exercisable does not include any time when a holder of the put option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(e)                                  Manner of Exercise.  A put option is exercised by the holder notifying the Employer in writing that the option is being exercised.

(f)                                   Price.  The exercise price for a put option shall be the value of the Company Stock based upon all relevant factors for determining the fair market value of the Company Stock, and shall be made in good faith.  In the case of a transaction between the Plan and a Disqualified Person, value shall be determined as of the date of the transaction.  For all other purposes, value shall be determined as of the most recent Valuation Date under the Plan.  An independent appraisal will not, in and of itself, be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person.  However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving a right of first refusal or a put option with respect to Company Stock distributed under this Plan will be deemed to be a good faith determination of value.

(g)                                  Payment Terms and Restrictions.  The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments, as provided by the Investment Committee.  If the Employer is required to repurchase Company Stock as part of an installment distribution, the amount to be paid for the Company Stock must be paid not later than 30 days after the exercise of the put option.  An agreement to pay through installments shall be permissible only if the Company Stock subject to the put option is part of a “total distribution,” as defined in Code Section 409(h)(5), and—

(1)                                 the agreement is adequately secured, as determined by the Investment Committee,

(2)                                 a reasonable rate of interest is charged, as determined by the Investment Committee,

(3)                                 annual payments are equal,

(4)                                 installment payments must begin not later than 30 days after the date the put option is exercised, and

(5)                                 the term of the payment does not extend beyond five years from the date the put option is exercised.

20.5                        MISCELLANEOUS ESOP COMPONENT PROVISIONS.

(a)                                 Payment of Dividends.

(1)                                 The EBC, in its sole discretion, may provide that any dividends paid in cash during a Plan Year on shares of Company Stock held in the ESOP Company Stock Fund shall be (A) paid in cash directly to the Participant, (B) paid to the Plan and subsequently distributed to the Participant in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan or, (C) at the election of the Participant, either (i) paid to the Participant as provided in clause (A) or (B) (as determined by the EBC) or (ii) paid to the Participant’s ESOP Dividend Account to be reinvested in the ESOP Company Stock Fund.  Such dividends shall be paid in accordance with procedures established by the EBC.

(2)                                 If an election pursuant to paragraph (1)(C) is provided by the EBC, each Participant may make the election, in the manner and at the time specified by the EBC, with respect to dividends received on shares of Company Stock comprising the portion of the ESOP Company Stock Fund allocated to the Participant’s Accounts under the Plan.  If an election pursuant to paragraph (1)(C) is provided by the EBC and a Participant does not make such an election, such dividends shall be paid to the Participant’s ESOP Dividend Account to be reinvested in the ESOP Company Stock Fund.

(3)                                 The Beneficiary of a deceased Participant and a Participant’s alternate payee shall have the same rights as a Participant has under this subsection (a).

(4)                                 The provisions of this subsection (a) are intended to implement the provisions of Code Section 404(k), and shall be interpreted and applied accordingly.

(b)                                 Independent Appraiser.  Company Stock held in the ESOP Company Stock Fund shall be valued as of each Valuation Date, or at the discretion of the Investment Committee, more frequently.  All valuations of Company Stock held in the ESOP Company Stock Fund that is not readily tradable on an established securities market shall be made by an independent appraiser that satisfies requirements similar to those set forth in Treasury Regulations promulgated under Code Section 170(a)(1).

20.6                        TIMING OF DISTRIBUTIONS.

(a)                                 Commencement.  Notwithstanding any other provision of this Plan, if the Participant so elects, the distribution of the portion of the Participant’s Account attributable to the ESOP Company Stock Fund will commence not later than one year after the close of the Plan Year,

(1)                                 in which the Participant separates from service by reason of the attainment of Normal Retirement Age, by reason of the Participant’s becoming Disabled, or by reason of death, or

(2)                                 which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this paragraph (2) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph (2).

(b)                                 Number of Periodic Payments.  Unless the Participant elects otherwise, the distribution of the portion of the Participant’s Account attributable to the ESOP Company Stock Fund will be in substantially equal periodic payments (not less frequently than annually) over a period of time not longer than the greater of,

(1)                                 five years, or

(2)                                 in the case of a Participant the portion of whose Account balance attributable to the ESOP Company Stock Fund is greater than $1,015,000, 5 years plus one additional year (but not more than 5 additional years) for each $200,000 or fraction thereof by which such portion of the Account balance exceeds $1,015,000.  The $1,015,000 and $200,000 amounts shall be adjusted upward for increases in the cost of living, in accordance with applicable Internal Revenue Service regulations.

A Participant may elect, in place of the installment payments described above, to receive the portion of the Participant’s Account attributable to the ESOP Company Stock Fund in a lump sum payment.

IN WITNESS WHEREOF, this Plan has been executed by an authorized person on behalf of Eagle US 2 LLC on this            day of                                         , 2013.

COMPANY:

EAGLE US 2 LLC

By:
Title:

Vice President of Human Resources of Georgia Gulf Corporation, and a “GGC Delegate” pursuant to an Action by Unanimous Written Consent of the Sole Manager of Eagle US 2 LLC, a Delaware Limited Liability Company, dated as of January 4, 2013

APPENDIX I

SPECIAL PROVISIONS REGARDING
DEFINED CONTRIBUTION RETIREMENT PROGRAM FOR
CERTAIN EMPLOYEES OF EAGLE COVERED BY A
COLLECTIVE BARGAINING AGREEMENT - NATRIUM

1.1                               IN GENERAL.  The purpose of this Appendix I of the Plan is to set forth certain provisions applicable to certain eligible employees of Eagle covered by a collective bargaining agreement with Local No. 45C of the International Chemical Workers Union Council at the Natrium Plant in accordance with the Employee Matters Agreement (“EMA”) dated July 18, 2012 among PPG Industries, Inc., Eagle Spinco, Inc. (“Eagle Spinco”) and Georgia Gulf Corporation.  This Appendix I shall be effective as of the “Effective Date,” as defined in the EMA.  Throughout this Appendix I, the term “Effective Date” shall have the same meaning as in the EMA.  To the extent that the provisions of this Appendix I relating to eligibility, the determination of the amount and timing of contributions, vesting, withdrawals and distributions, and other matters differ from the general provisions of the Plan, then the provisions of this Appendix I shall take precedence over the general provisions of the Plan with respect to contributions under this Appendix I.  To the extent that this Appendix I does not contain specific provisions with respect to a subject, then the general provisions of the Plan will apply.

1.2                               DEFINITIONS.  For purposes of this Appendix I, the following definitions shall apply.  Capitalized terms not specifically defined in this Section 1.2 of Appendix I shall have the meanings assigned to those terms in the Definitions Section of the Plan.

(a)                                 Eligible Eagle Natrium Employee means an Eligible Employee (as defined in this Plan) who is assigned to the Natrium, West Virginia Plant of Eagle and who is covered by a collective bargaining agreement with Local No. 45C of the International Chemical Workers Union Council of the Natrium Plant and who is not eligible to participate in the Eagle US 2 LLC Retirement Pension Plan because the individual was hired, re-hired, or transferred by PPG Industries, Inc. or the Company on or after August 19, 2010.

(b)                                 Benefit Service means, with respect to an Eligible Eagle Natrium Employee, an amount equal to the sum of (i) the period of the Participant’s “Benefit Service,” as defined in the PPG Industries, Inc. Defined Contribution Retirement Plan for Employees Covered by Collective Bargaining Agreements as of the Effective Date, plus (ii) the Vesting Service completed by such Participant during the period in which such Participant is eligible to participate in the arrangement set forth in this Appendix I of this Plan.  A Participant who is an Eligible Eagle Natrium Employee shall be credited with a full month of Benefit Service for any month in which the Participant performs any Vesting Service during the period in which such Participant is eligible to participate in the Plan.  Notwithstanding the foregoing, Benefit Service for a Participant who is on a leave or lay-off will be limited to a maximum of 12 months.  An Eligible Eagle Natrium Employee who incurs a Break in Service of less than one year shall not forfeit his or her Benefit

Service earned prior to such Break in Service and such Participant’s Benefit Service completed prior to the Break in Service will be immediately taken into account for purposes of determining such Participant’s Points following such Break in Service.  A Participant who incurs a one-year Break in Service shall forfeit all Benefit Service completed prior to such one-year Break in Service.  Such forfeited Benefit Service shall be restored upon such Participant’s completion of 12 consecutive months of Benefit Service following reemployment for purposes of determining such Participant’s Points following such restoration.

(c)                                  Break in Service means, with respect to an Eligible Eagle Natrium Employee, the period commencing on the day after the date on which such Participant’s employment with Eagle and all members of the Controlled Group terminates and ending on the date of such Participant’s reemployment with Eagle or another member of the Controlled Group.

(d)                                 Eligible Natrium DC Program Compensation means

(i)                                     with respect to an Eligible Eagle Natrium Employee, for each month of a Plan Year, such individual’s Eligible Natrium DC Program Wages for each month of such Plan Year, and including elective deferrals and catch-up contributions under this Plan or any other employee benefit plan containing a qualified cash or deferred arrangement under Code Section 401(k).

(ii)                                  Eligible Natrium DC Program Compensation shall not include:

(A)                               Any payment to an Eligible Eagle Natrium Employee pursuant to the terms of a severance plan expressly sponsored by Eagle or any of its affiliates, joint ventures or affiliated companies;

(B)                               Payments pursuant to any variable pay plan;

(C)                               Overtime pay;

(D)                               Extended workweek compensation or premiums;

(E)                                Cost-of-living allowances;

(F)                                 Shift and other premiums;

(G)                               Any payment under the terms of a consulting or independent contractor agreement;

(H)                              Any payment under the terms of an advisory agreement;

(I)                                   Separation or termination payments;

(J)                                   Any special payment, fee or allowance, including meal and show allowances;

(K)                              Any payment to an Eligible Eagle Natrium Employee under an employer-sponsored, short-term disability plan, including an accident and sickness plan; and

(L)                                Any payment not specifically described in Section 1.2(d)(i) of this Appendix I.

(iii)                               The Eligible Natrium DC Program Compensation of an Eligible Eagle Natrium Employee during any period of military leave for which such Eligible Eagle Natrium Employee receives compensation from the Employer shall be the Eligible Natrium DC Program Compensation that would have been paid to such Eligible Eagle Natrium Employee during the period of such military leave at the rate in effect immediately prior to the commencement of such leave.

(iv)                              The annual Eligible Natrium DC Program Compensation of each Eligible Eagle Natrium Employee taken into account in determining allocations for any Plan Year shall not exceed $250,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Eligible Natrium DC Program Compensation means Eligible Natrium DC Program Compensation during the Plan Year or such other consecutive-12-month period over which Eligible Natrium DC Program Compensation is otherwise determined under the Plan (the “determination period”).  The cost-of-living adjustment in effect for a calendar year applies to annual Eligible Natrium DC Program Compensation for the determination period that begins with or within such calendar year.

(e)                                  Eligible Natrium DC Program Wages means, for each month of a Plan Year, such Eligible Eagle Natrium Employee’s straight time hourly pay rate in effect as of the first of each month multiplied by 173.3 for each month in the Plan Year.

(f)                                   Points means, with respect to an Eligible Eagle Natrium Employee, as of the last day of each month, the quotient obtained by dividing the sum of each such Participant’s age as of the last day of each month (measured in months) and months of Benefit Service as of the last day of each month by 12.  A fractional Point of 0.5 or more shall be rounded up to the nearest whole Point and a fractional Point of less than 0.5 shall be rounded down to the nearest lower whole Point.

(g)                                  Retirement means, with respect to an Eligible Eagle Natrium Employee for purposes of this Appendix I, such individual’s separation from service with Eagle and all members of the Controlled Group on or after the date that is ten years earlier than such individual’s Social Security Normal Retirement Age.

(h)                                 Short-Term Disability Benefits means benefits under Eagle’s Salary Continuance Program, Wage Continuance Plan or Accident and Sickness Plan or any similar plan sponsored by Eagle.

(i)                                     Social Security Normal Retirement Age means, with respect to an Eligible Eagle Natrium Employee, the age set forth with respect to such individual in the following table:

Calendar Year of Birth	Social Security Normal Retirement Age

Prior to 1938	Age 65
1938	Age 65, 2 months
1939	Age 65, 4 months
1940	Age 65, 6 months
1941	Age 65, 8 months
1942	Age 65, 10 months
1943-1954	Age 66
1955	Age 66, 2 months
1956	Age 66, 4 months
1957	Age 66, 6 months
1958	Age 66, 8 months
1959	Age 66, 10 months
After 1959	Age 67

(j)                                    Vested Natrium DC Program Participant means an Eligible Eagle Natrium Employee who separates from service with the Employer and all members of the Controlled Group by reason of Retirement, death or disability or who completes at least three years of Vesting Service.

(k)                                 Vesting Service means, with respect to an Eligible Eagle Natrium Employee, the sum of (i) the number of years of Vesting Service under the PPG Industries, Inc. Defined Contribution Retirement Plan for Employees Covered by Collective Bargaining Agreements as of the Effective Date, plus (ii) the period commencing on the Effective Date and ending on the date such individual’s employment with Eagle and all members of the Controlled Group terminates.  If such a Participant is reemployed at any time during the one-year period beginning on the date of such termination, the period from the date of termination to the date of reemployment shall be included in such Participant’s Vesting Service.  For purposes of determining whether a Participant is a Vested Participant with respect to contributions made prior to a Break in Service of more than one year, the Participant’s Vesting Service before and after the Break in Service shall be aggregated upon completion of one year of service after reemployment.

1.3                               ELIGIBILITY

(a)                                 In General.  Each Eligible Eagle Natrium Employee shall be eligible to participate in the Plan (and to share in contributions in accordance with the provisions of this

Appendix I) on the date when he or she becomes an Eligible Eagle Natrium Employee, but no earlier than the Effective Date.

(b)                                 Reemployment of Participant.  If an Eligible Eagle Natrium Employee is reemployed by an Employer, he shall participate again in the Plan on the date on which such Participant becomes an Eligible Eagle Natrium Employee after the date of reemployment.

(c)                                  Ineligible Individuals.  The following individuals are not eligible to participate in the benefit program described in this Appendix I:  (i) Leased Employees, (ii) any consultant to, or foreign representative of, the Employer, (iii) any person classified as a “casual employee” under the Employer’s personnel policy, (iv) any cooperative-education student, (v) any contractor worker and (vi) any person classified as an independent contractor pursuant to an agreement between the Employer and the worker.

1.4                               CONTRIBUTIONS

(a)                                 Eagle may, its sole discretion, contribute, for a month, on behalf of each Eligible Eagle Natrium Employee who is entitled to receive an allocation of such contributions for such month as set forth in Section 1.4(b) below, the amount calculated for such month determined using the percentage of such Eligible Eagle Natrium Employee’s Eligible Natrium DC Program Compensation for such month as set forth in the following table:

Participant’s Points as of the End of Each Month of the Plan Year	Percentage of Eligible Natrium DC Program Compensation

44 or fewer	2%
45-54	3%
55-64	4%
65 or more	5%

Effective as of the Effective Date of this Plan contributions (if contributions are made under this Section 1.4(a)) shall be made monthly.

(b)                                 Eligibility to Receive Allocation.  The contribution described in Section 1.4(a) of this Appendix I shall be made for an Eligible Eagle Natrium Employee for a month of a Plan Year if such Eligible Eagle Natrium Employee:

(i)                                     Is an Eligible Eagle Natrium Employee on the last day of such month of the Plan Year (including Eligible Eagle Natrium Employees who are receiving Short-Term Disability Benefits, or long-term disability benefits or who are on layoff or leave of absence for a period of up to 12 months); or

(ii)                                  Voluntarily terminates employment with the Employer during such month of the Plan Year (whether due to Retirement or otherwise) or terminates employment due to death.

(c)                                  Time of Contribution.  The contribution set forth in this Section 1.4 of this Appendix I for a Plan Year, if any, shall be made monthly but in no event later than the date prescribed therefor under the Code.

(d)                                 Allocation of Contribution.  The contribution set forth in this Section 1.4 of this Appendix I for a month shall be allocated by reference to the contribution factors set forth in Section 1.4(a) of this Appendix I as of the last day of such month to the Account of the Eligible Eagle Natrium Employee on behalf of whom such contribution is made.

(e)                                  Allocation Limitations.  The Annual Addition that may be contributed or allocated to an Eligible Eagle Natrium Employee’s Account under the Plan for any Plan Year shall not exceed the maximum amount permitted under the provisions of Section 18.3 of the Plan.

1.5                               INVESTMENT OF PLAN ASSETS, FEES AND EXPENSES.  The provisions of Section 4 shall apply to the accounting for, and investment of, contributions under this Appendix I.

1.6                               DISTRIBUTIONS AND FORFEITURES

(a)                                 Entitlement to Distribution.  Subject to Subsections (b) and (d) below and Section 10.8 of the Plan, a Vested Natrium DC Program Participant may withdraw all or any portion of his Account attributable to contributions under this Appendix I (“Natrium DC Program Account”) at any time on or after such Participant separates from service with Eagle and all members of the Controlled Group in accordance with procedures established by the EBC for such purpose from time to time.  The provisions of Section 9 of the Plan shall not apply to the Natrium DC Program Account.

(b)                                 Death.  Upon the death of a Vested Natrium DC Program Participant, the Vested Natrium DC Program Participant’s Account shall, subject to subsection (d) and Section 10.8 of the Plan, be distributed in a single lump sum to such Participant’s Beneficiary at such times as the Beneficiary shall specify in accordance with procedures established by the EBC from time to time.

(c)                                  Forfeiture.  The Natrium DC Program Account of an Eligible Eagle Natrium Employee who is not a Vested Natrium DC Program Participant shall be deemed distributed in its entirety on the date such Participant incurs a Break in Service and such Natrium DC Program Account shall be forfeited on such date.  Upon the forfeiture of any non-vested portion of a Participant’s Natrium DC Program Account under this subsection (c), the forfeited amount shall, as of the last day of the month in which the forfeiture occurs, in the discretion of the Employer, be used to pay administrative expenses of the Plan or be credited to the next succeeding contribution or contributions of the Employer under the Plan.  If such Participant is reemployed before incurring a Break in Service of five years, the amount deemed distributed to such Participant shall be deemed immediately repaid by such Participant on the date of reemployment and the amount forfeited by such Participant pursuant to this subsection (c) without earnings, losses or dividends, shall be restored on the date of such Participant’s reemployment.

(d)                                 Medium of Distribution.  Any portion of a Participant’s Account which is invested in Company Stock may be paid out in shares and/or cash as elected by the Participant in accordance with procedures established for such purpose from time to time by the EBC.  Distributions from the other funds in the Plan shall only be made in cash.

1.7                               USERRA

(a)                                 Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(b)                                 In the case of an Eligible Eagle Natrium Employee who dies while performing qualified military service within the meaning of Code Section 414(u), the survivors of such Participant shall receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

(c)                                  A Participant who receives a Differential Wage Payment shall be treated as an employee of Eagle and such Differential Wage Payment shall be treated as compensation.  A Participant who is performing service in the uniformed services shall be treated as having been severed from employment with Eagle during the service, notwithstanding his receipt of Differential Wage Payments.  For purposes of this paragraph, the term “Differential Wage Payment” shall mean any payment made by Eagle to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received from Eagle if the Participant were performing service for Eagle.

(d)                                 In the case of a Participant who dies or becomes disabled while performing qualified military service within the meaning of Code Section 414(u), the Participant shall be treated as having resumed employment in accordance with his reemployment rights under Chapter 43 of  Title 38 of the United States Code, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability and shall be entitled to the benefits set forth in Code Section 414(u)(8).

APPENDIX II

SPECIAL PROVISIONS REGARDING
DEFINED CONTRIBUTION RETIREMENT PROGRAM FOR
CERTAIN EMPLOYEES OF EAGLE COVERED BY A
COLLECTIVE BARGAINING AGREEMENT — LAKE CHARLES

2.1                               IN GENERAL.  The purpose of this Appendix II of the Plan is to set forth certain provisions applicable to certain eligible employees of Eagle covered by a collective bargaining agreement with the International Association of Machinists and Aerospace Workers, Local Lodge 470 of District 161 at the Lake Charles, Louisiana Plant in accordance with the Employee Matters Agreement (“EMA”) dated July 18, 2012 among PPG Industries, Inc., Eagle Spinco, Inc. (“Eagle Spinco”) and Georgia Gulf Corporation.  This Appendix II shall be effective as of the “Effective Date,” as defined in the EMA.  Throughout this Appendix II, the term “Effective Date” shall have the same meaning as in the EMA.  To the extent that the provisions of this Appendix II relating to eligibility, the determination of the amount and timing of contributions, vesting, withdrawals and distributions, and other matters differ from the general provisions of the Plan, then the provisions of this Appendix II shall take precedence over the general provisions of the Plan with respect to contributions under this Appendix II.  To the extent that this Appendix II does not contain specific provisions with respect to a subject, then the general provisions of the Plan will apply.

2.2                               DEFINITIONS.  For purposes of this Appendix II, the following definitions shall apply.  Capitalized terms not specifically defined in this Section 2.2 of this Appendix II shall have the meanings assigned to those terms in the Definitions Section of the Plan.

(a)                                 Eligible Eagle LC Employee means an Eligible Employee (as defined in the Plan) who is assigned to the Lake Charles Plant of Eagle and who is covered by a collective bargaining agreement with the International Association of Machinists and Aerospace Workers, Local Lodge 470 of District 161, and who is not designated by Eagle as part of the “utility crew” and who is not eligible to participate in the Eagle US 2 LLC Retirement Pension Plan because the individual was hired by PPG Industries, Inc. or the Company on or after September 1, 2006.  “Eligible Eagle LC Employee” shall include any such employee who is receiving Short-Term Disability Benefits.  Leased Employees shall not be considered Eligible Eagle LC Employees eligible to participate in the Plan.  Notwithstanding any other provision of the Plan to the contrary, the term “Eligible Eagle LC Employee” shall not include any individual not reported on the Employer’s payroll records as an employee subject to payroll tax withholding, regardless of whether the Employer, a court or an administrative agency later determines that such individual should have been classified as an employee subject to payroll tax withholding.

(b)                                 Benefit Service means, with respect to an Eligible Eagle LC Employee, an amount equal to the sum of (i) the period of the Participant’s “Benefit Service,” as defined in the PPG Industries, Inc. Defined Contribution Retirement Plan for

Employees Covered by the Collective Bargaining Agreement between PPG Industries, Inc. and the International Association of Machinists and Aerospace Workers, Local Lodge 470 of District 161, as of the Effective Date, plus (ii) the Vesting Service completed by such Participant during the period in which such Participant is eligible to participate in the arrangement set forth in this Appendix II of the Plan; provided, however, that for employees in the utility crew who subsequently become Eligible Eagle LC Employees, the Benefit Service will be calculated from their original hire date.  A Participant who is an Eligible Eagle LC Employee shall be credited with a full month of Benefit Service for any month in which the Participant performs any Vesting Service.  An Eligible Eagle LC Employee who incurs a Break in Service of less than one year shall not forfeit his or her Benefit Service earned prior to such Break in Service and such Participant’s Benefit Service completed prior to the Break in Service will be immediately taken into account for purposes of determining such Participant’s Points following such Break in Service.  A Participant who incurs a one-year Break in Service shall forfeit all Benefit Service completed prior to such one-year Break in Service.  Such forfeited Benefit Service shall be restored upon such Participant’s completion of 12 consecutive months of Benefit Service following reemployment for purposes of determining such Participant’s Points following such restoration.

(c)                                  Break in Service means, with respect to an Eligible Eagle LC Employee, the period commencing on the day after the date on which such Participant’s employment with Eagle and all members of the Controlled Group terminates and ending on the date of such Participant’s reemployment with Eagle or another member of the Controlled Group.  Notwithstanding the foregoing, in the case of an Eligible Eagle LC Employee who is absent from work for maternity or paternity reasons, the 12-consecutive-month period beginning on the first anniversary of such absence shall not constitute a Break in Service hereunder.  An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Eligible Eagle LC Employee, (ii) by reason of the birth of a child of the Eligible Eagle LC Employee, (iii) by reason of the placement of a child with the Eligible Eagle LC Employee in connection with the adoption of such child or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.  No credit shall be given pursuant to this subsection unless the Eligible Eagle LC Employee furnishes to the Director such timely information as the Director may reasonably require to establish that the absence from work is due to maternity or paternity absence, as described above.

(d)                                 Eligible LC DC Program Compensation means with respect to an Eligible Eagle LC Employee, for a month, such individual’s Eligible LC DC Program Wages for such month.

(i)                                     Eligible LC DC Program Compensation shall include (A) elective deferrals, including catch-up contributions, to this Plan or another plan with a qualified cash or deferred arrangement under Code Section 401(k),

(B) wage reduction contributions to a cafeteria plan sponsored by the Employer under Code Section 125 and (C) wage reduction contributions to a commuter benefit plan sponsored by the Employer under Code Section 132.

(ii)                                  Eligible LC DC Program Compensation shall not include:

(A)                               Any payment to an Eligible Eagle LC Employee pursuant to the terms of a severance plan expressly sponsored by Eagle or any of its affiliates, joint ventures or affiliated companies;

(B)                               Payments pursuant to any variable pay plan;

(C)                               Overtime pay;

(D)                               Extended workweek compensation or premiums;

(E)                                Cost-of-living allowances;

(F)                                 Shift and other premiums;

(G)                               Any payment under the terms of a consulting or independent contractor agreement;

(H)                              Any payment under the terms of an advisory agreement;

(I)                                   Separation or termination payments;

(J)                                   Any special payment, fee or allowance, including meal and show allowances; and

(K)                              Any payment to an Eligible Eagle LC Employee under an employer-sponsored, short-term disability plan.

(iii)                               Notwithstanding the foregoing, for any period of any Plan Year during which an Eligible Eagle LC Employee is receiving Short-Term Disability Benefits, such person’s Eligible LC DC Program Compensation for such period of disability shall be calculated as if the Eligible Eagle LC Employee had received 100% of the Eligible LC DC Program Monthly Wages used to determine the Short-Term Disability Benefits whether or not the Eligible Eagle LC Employee is receiving a benefit equal to 100% of such amounts as of the day when the Short-Term Disability Benefits began.

(iv)                              The annual Eligible LC DC Program Compensation of each Eligible Eagle LC Employee taken into account in determining allocations for any Plan Year shall not exceed $250,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Eligible LC DC

Program Compensation means Eligible LC DC Program Compensation during the Plan Year or such other consecutive-12-month period over which Eligible LC DC Program Compensation is otherwise determined under the Plan (the “determination period”).  The cost-of-living adjustment in effect for a calendar year applies to annual Eligible LC DC Program Compensation for the determination period that begins with or within such calendar year.

(e)                                  Eligible LC DC Program Monthly Wages shall mean an Eligible Eagle LC Employee’s straight time hourly base rate multiplied by 173.3, excluding amounts described in Section 2.2(d)(iii) of this Appendix II.  This definition is used to determine Eligible LC DC Program Compensation for an Eligible Eagle LC Employee receiving Short-Term Disability Benefits.

(f)                                   Eligible LC DC Program Wages means, for each month of a Plan Year, such Eligible Eagle LC Employee’s straight time hourly base wage rate in effect as of December 1 of the year prior to the Plan Year with respect to which Eligible LC DC Program Wages are being determined multiplied by 173.3, excluding amounts described in Section 2.2(d)(iii) of this Appendix II.  For Eligible Eagle LC Employees who are not being paid an hourly base rate as of December 1 of such Plan Year, the hourly base rate shall be calculated using the hourly base rate applicable on the last day actively at work.

(g)                                  Points means, with respect to an Eligible Eagle LC Employee, as of the last day of each Plan Year, the quotient obtained by dividing the sum of each such Participant’s age (measured in months) and months of Benefit Service by 12.  An Eligible Eagle LC Employee shall receive credit for a full month of age on the first day of each month during such Eligible Eagle LC Employee’s lifetime.  A fractional Point of 0.5 or more shall be rounded up to the nearest whole Point and a fractional Point of less than 0.5 shall be rounded down to the nearest lower whole Point.

(h)                                 Retirement means, with respect to an Eligible Eagle LC Employee for purposes of this Appendix II, such individual’s separation from service with Eagle and all members of the Controlled Group on or after the date that is ten years earlier than such individual’s Social Security Normal Retirement Age.

(i)                                     Short-Term Disability Benefits means benefits under Eagle’s Salary Continuance Program, Wage Continuance Plan or Accident and Sickness Plan or any similar plan sponsored by Eagle.

(j)                                    Social Security Normal Retirement Age means, with respect to an Eligible Eagle LC Employee, the age set forth with respect to such individual in the following table:

Calendar Year of Birth	Social Security Normal Retirement Age

Prior to 1938	Age 65
1983	Age 65, 2 months
1939	Age 65, 4 months
1940	Age 65, 6 months
1941	Age 65, 8 months
1942	Age 65, 10 months
1943-1954	Age 66
1955	Age 66, 2 months
1956	Age 66, 4 months
1957	Age 66, 6 months
1958	Age 66, 8 months
1959	Age 66, 10 months
After 1959	Age 67

(k)                                 Vested LC DC Program Participant means an Eligible Eagle LC Employee who separates from service with the Employer and all members of the Controlled Group by reason of Retirement or death or who completes at least three years of Vesting Service.

(l)                                     Vesting Service means, with respect to an Eligible Eagle LC Employee, the sum of (i) the number of years of Vesting Service under the PPG Industries, Inc. Defined Contribution Retirement Plan for Employees Covered by the Collective Bargaining Agreement between PPG Industries, Inc. and the International Association of Machinists and Aerospace Workers, Local Lodge 470 of District 161 as of the Effective Date, plus (ii) the period commencing on the Effective Date and ending on the date when such individual’s employment with Eagle and all members of the Controlled Group terminates.  The Vesting Service of a Participant who has incurred a five-year Break in Service shall be disregarded in determining whether such Participant is a Vested Participant following reemployment.

2.3                               ELIGIBILITY

(a)                                 In General.  Each Eligible Eagle LC Employee shall be eligible to participate in the Plan (and to share in contributions in accordance with the provisions of this Appendix II) on the date when he or she becomes an Eligible Eagle LC Employee, but no earlier than the Effective Date.

(b)                                 Reemployment of Participant.  If an Eligible Eagle LC Employee is reemployed by an Employer, he shall participate again in the Plan on the date of reemployment or, if later, on the date on which such Participant becomes an Eligible Eagle LC Employee after the date of reemployment.

(c)                                  Ineligible Individuals.  Leased Employees shall not be eligible to participate in the Plan.

2.4                               CONTRIBUTIONS

(a)                                 Eagle may, its sole discretion, contribute for a month on behalf of each Eligible Eagle LC Employee who is entitled to receive an allocation of such contributions for such month as set forth in Section 2.4(b) below, the percentage of such Eligible Eagle LC Employee’s Eligible LC DC Program Compensation for the month set forth in the following table:

Participant’s Points as of December 31 of the Plan Year	Percentage of Eligible LC DC Program Compensation

44 or fewer	2%
45-54	3%
55-64	4%
65 or more	5%

Notwithstanding the foregoing, if a Participant is receiving Short-Term Disability Benefits and maintains his status as an Eligible Eagle LC Employee, the amount of such Participant’s contributions shall be based on his Eligible Compensation as of his disability commencement date.

(b)                                 Eligibility to Receive Allocation.  The contribution described in Section 2.4(a) of this Appendix II shall be made for an Eligible Eagle LC Employee for a month if such Eligible Eagle LC Employee:

(i)                                   Is an Eligible Eagle LC Employee who receives credit for at least one Hour of Service with respect to that month or is an Eligible Eagle LC Employees who is receiving Short-Term Disability Benefits or long-term disability benefits;

(ii)                                Terminates employment with the Employer during such month (whether due to Retirement or otherwise); or

(iii)                             Becomes entitled to benefits under an Employer-sponsored severance plan or program.

(c)                                  Time of Contribution.  The contribution set forth in this Section 2.4 of this Appendix II for a Plan Year, if any, shall be made no later than the date prescribed therefor under the Code.

(d)                                 Allocation of Contribution.  The contribution set forth in this Section 2.4 of this Appendix II for a Plan Year shall be allocated as of the last day of such month to the Account of the Eligible Eagle LC Employee on behalf of whom such contribution is made.

(e)                                  Allocation Limitations.  The Annual Addition that may be contributed or allocated to an Eligible Eagle LC Employee’s Account under the Plan for any

Plan Year shall not exceed the maximum amount permitted under the provisions of Section 18.3 of the Plan.

2.5                               INVESTMENT OF PLAN ASSETS, FEES AND EXPENSES.  The provisions of Section 4 shall apply to the accounting for, and investment of, contributions under this Appendix II.

2.6                               DISTRIBUTIONS AND FORFEITURES

(a)                                 Entitlement to Distribution.  Subject to Subsections (b) and (d) below and Section 10.8 of the Plan, a Vested LC DC Program Participant may withdraw all or any portion of his Account attributable to contributions under the Appendix II (“LC DC Program Account”) at any time on or after such Participant separates from service with Eagle and all members of the Controlled Group in accordance with procedures established by the EBC for such purpose from time to time.  The provisions of Section 9 of the Plan shall not apply to the LC DC Program Account.

(b)                                 Death.  Upon the death of a Vested LC DC Program Participant, such Participant’s LC DC Program Account shall be distributed to such Participant’s Beneficiary at such time or times as the Beneficiary shall specify in accordance with procedures established by the EBC from time to time, but no later than six months following the date on which the Participant’s Account is designated by the Administrator as the Beneficiary’s Account.

(c)                                  Forfeiture.  The LC DC Program Account of an Eligible Eagle LC Employee who is not a Vested LC DC Program Participant shall be forfeited on the last day of the Plan Year in which such Participant incurs a five-year Break in Service.  Upon the Forfeiture of any non-vested portion of a Participant’s LC DC Program Account under this Section 2.6(c), the forfeited amount shall, as of the last day of the Plan Year in which the Forfeiture occurs, in the discretion of the Company, be used to pay administrative expenses of the Plan or be credited to the next succeeding contribution or contributions of the Employer under the Plan.

(d)                                 Medium of Distribution.  Any portion of a Participant’s Account which is invested in Company Stock may be paid out in shares and/or cash as elected by the Participant in accordance with procedures established for such purpose from time to time by the EBC.  Distributions from the other funds in the Plan shall only be made in cash.

2.7                               USERRA

(a)                                 Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(b)                                 In the case of an Eligible Eagle LC Employee who dies while performing qualified military service within the meaning of Code Section 414(u), the survivors of such Participant shall receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

(c)                                  A Participant who receives a Differential Wage Payment shall be treated as an employee of Eagle and such Differential Wage Payment shall be treated as compensation.  A Participant who is performing service in the uniformed services shall be treated as having been severed from employment with Eagle during that service, notwithstanding his receipt of Differential Wage Payments.  For purposes of this paragraph, the term “Differential Wage Payment” shall mean any payment made by Eagle to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received from Eagle if the Participant were performing service for Eagle.

(d)                                 In the case of a Participant who dies or becomes disabled while performing qualified military service within the meaning of Code Section 414(u), the Participant shall be treated as having resumed employment in accordance with his reemployment rights under Chapter 43 of Title 8 of the United States Code, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability and shall be entitled to the benefits set forth in Code Section 414(u)(8).